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                                                           Sandpiper Golf Course
                                                              Goleta, California






                                      L E A S E


                              SANDPIPER-GOLF TRUST, LLC

                                       LANDLORD

                                         AND


                                SANDPIPER AT SBCR, LLC

                                        TENANT


                              DATED AS OF MARCH 6, 1998








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

                                  TABLE OF CONTENTS


                                                                                  PAGE

                                        ARTICLE 1
LEASED PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                        ARTICLE 2
DEFINITIONS, RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2   Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                        ARTICLE 3
TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.1   Initial Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.2   Extension Options . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.3   Right to Extend Resulting From Environmental
           Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.4   Right to Extend for an Additional Twenty (20) Years . . . . . . . . . . 17
     3.5   Right of  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                        ARTICLE 4
RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     4.1   Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     4.2   Increase in Initial Base Rent . . . . . . . . . . . . . . . . . . . . . 20
     4.3   Increase in Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.4   Percentage Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.5   Annual Reconciliation of Percentage Rent. . . . . . . . . . . . . . . . 21
     4.6   Record-keeping. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.7   Additional Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.8   Late Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.9   Net Lease; Capital Replacement Reserve. . . . . . . . . . . . . . . . . 22
     4.10  Adjustment in Annual Base Rent for Sale of Adjacent
           Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                        ARTICLE 5
ADDITIONAL SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.1   Security Deposit.  Intentionally Omitted. . . . . . . . . . . . . . . . 23
     5.2   Additional Security . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.3   Landlord's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                        ARTICLE 6
IMPOSITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.1   Payment of Impositions. . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.2   Information and Reporting . . . . . . . . . . . . . . . . . . . . . . . 24
     6.3   Prorations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.4   Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     6.5   Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     6.6   Assessment Districts. . . . . . . . . . . . . . . . . . . . . . . . . . 25


                                         (i)

                                        ARTICLE 7

TENANT WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     7.1   No Termination, Abatement, Etc. . . . . . . . . . . . . . . . . . . . . 25
     7.2   Condition of the Property . . . . . . . . . . . . . . . . . . . . . . . 26

                                        ARTICLE 8
OWNERSHIP OF TANGIBLE PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . 27
     8.1   Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     8.2   Tenant's Personal Property. . . . . . . . . . . . . . . . . . . . . . . 27
     8.3   Tenant's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     8.4   Landlord's Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . 28

                                        ARTICLE 9
USE OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.1   Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.2   Specific Prohibited Uses. . . . . . . . . . . . . . . . . . . . . . . . 28
     9.3   Membership Sales; Preferred Tee Times . . . . . . . . . . . . . . . . . 29
     9.4   Landlord to Grant Easements, Etc. . . . . . . . . . . . . . . . . . . . 29
     9.5   Tenant's Additional Covenants . . . . . . . . . . . . . . . . . . . . . 30
     9.6   Valuation of Remainder Interest in Lease. . . . . . . . . . . . . . . . 30

                                        ARTICLE 10
HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.1  Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.2  Tenant's Indemnification of Landlord. . . . . . . . . . . . . . . . . . 31
     10.3  Landlord's Indemnification of Tenant. . . . . . . . . . . . . . . . . . 32
     10.4  Survival of Indemnification Obligations . . . . . . . . . . . . . . . . 32

                                        ARTICLE 11
MAINTENANCE AND REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.1  Tenant's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.2  Waiver of Statutory Obligations . . . . . . . . . . . . . . . . . . . . 33
     11.3  Mechanic's Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     11.4  Surrender of Property . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                        ARTICLE 12
TENANT IMPROVEMENTS; SUBMITTAL OF BUDGETS; FINANCIAL STATEMENTS. . . . . . . . . . 34
     12.1  Tenant's Right to Construct . . . . . . . . . . . . . . . . . . . . . . 34
     12.2  Scope of Right. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     12.3  Cooperation of Landlord . . . . . . . . . . . . . . . . . . . . . . . . 35
     12.4  Capital Replacement Fund. . . . . . . . . . . . . . . . . . . . . . . . 36
     12.5  Rights in Tenant Improvements . . . . . . . . . . . . . . . . . . . . . 38
     12.6  Landlord's Right to Audit Calculation of Gross Revenue. . . . . . . . . 38
     12.7  Annual Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     12.8  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . 40

                                        ARTICLE 13
LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS . . . . . . . . . . . . . . . . . . . 41
     13.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     13.2  Encroachments and Other Title Matters . . . . . . . . . . . . . . . . . 42


                                         (ii)

                                        ARTICLE 14

PERMITTED CONTESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     14.1  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     14.2  Indemnification of Landlord . . . . . . . . . . . . . . . . . . . . . . 44

                                        ARTICLE 15
INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     15.1  General Insurance Requirements. . . . . . . . . . . . . . . . . . . . . 44
     15.2  Other Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.3  Replacement Cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.4  Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.5  Form Satisfactory, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.6  Change in Limits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.7  Blanket Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.8  Insurance Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.9  Disbursement of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 47
     15.10 Excess Proceeds, Deficiency of Proceeds . . . . . . . . . . . . . . . . 48
     15.11 Reconstruction Covered by Insurance . . . . . . . . . . . . . . . . . . 48
     15.12 Reconstruction Not Covered by Insurance . . . . . . . . . . . . . . . . 49
     15.13 No Abatement of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 50
     15.14 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     15.15 Damage Near End of Term . . . . . . . . . . . . . . . . . . . . . . . . 50

                                        ARTICLE 16
CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     16.1  Total Taking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     16.2  Partial Taking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     16.3  Restoration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     16.4  Award-Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     16.5  Temporary Taking. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

                                        ARTICLE 17
EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     17.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     17.2  Payment of Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     17.3  Certain Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     17.4  Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     17.5  Additional Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     17.6  Appointment of Receiver . . . . . . . . . . . . . . . . . . . . . . . . 54
     17.7  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     17.8  Application of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . 54
     17.9  Impounds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

                                        ARTICLE 18

LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. . . . . . . . . . . . . . . . . . . . . 54

                                        ARTICLE 19
LEGAL REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

                                        ARTICLE 20
HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55


                                        (iii)

                                        ARTICLE 21

RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     21.2  Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

                                        ARTICLE 22
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     22.1  Tenant's Indemnification of Landlord. . . . . . . . . . . . . . . . . . 57
     22.2  Landlord's Indemnification of Tenant. . . . . . . . . . . . . . . . . . 58
     22.3  Mechanics of Indemnification. . . . . . . . . . . . . . . . . . . . . . 58
     22.4  Survival of Indemnification Obligations;    Available Insurance
           Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

                                        ARTICLE 23
SUBLETTING AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     23.1  Prohibition Against Assignment. . . . . . . . . . . . . . . . . . . . . 59
     23.2  Subleases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     23.3  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     23.4  REIT Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     23.5  Leasehold Mortgage. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     23.6  Bankruptcy Limitations. . . . . . . . . . . . . . . . . . . . . . . . . 63
     23.7  Management Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 65

                                        ARTICLE 24
OFFICER'S CERTIFICATES AND OTHER STATEMENTS. . . . . . . . . . . . . . . . . . . . 66
     24.1  Officer's Certificates. . . . . . . . . . . . . . . . . . . . . . . . . 66
     24.2  Environmental Statements. . . . . . . . . . . . . . . . . . . . . . . . 67

                                        ARTICLE 25
LANDLORD MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     25.1  Landlord May Grant Liens. . . . . . . . . . . . . . . . . . . . . . . . 67
     25.2  Tenant's Non-Disturbance Rights . . . . . . . . . . . . . . . . . . . . 68
     25.3  Facility Mortgage Protection. . . . . . . . . . . . . . . . . . . . . . 68

                                        ARTICLE 26
SALE OF FEE INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

                                        ARTICLE 27
DISPUTE RESOLUTION
     27.1  Dispute Resolution Procedure. . . . . . . . . . . . . . . . . . . . . . 69

                                        ARTICLE 28
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     28.1  Landlord's Right to Inspect . . . . . . . . . . . . . . . . . . . . . . 75
     28.2  Landlord's Golfing Privileges . . . . . . . . . . . . . . . . . . . . . 75
     28.3  Breach by Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     28.4  Competition Between Landlord and Tenant . . . . . . . . . . . . . . . . 76
     28.5  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     28.6  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     28.7  Acceptance of Surrender . . . . . . . . . . . . . . . . . . . . . . . . 76
     28.8  No Merger of Title. . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     28.9  Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     28.10 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     28.11 Survival of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . 77


                                         (iv)

     28.12 Invalidity of Terms or Provisions . . . . . . . . . . . . . . . . . . . 77
     28.13 Prohibition Against Usury . . . . . . . . . . . . . . . . . . . . . . . 77
     28.14 Amendments to Lease . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     28.15 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . 78
     28.16 Titles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     28.17 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     28.18 Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     28.19 Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     28.19 Non-Recourse as to Landlord . . . . . . . . . . . . . . . . . . . . . . 78
     28.21 No Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     28.22 Reletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     28.23 Consent/Duty to Act Reasonably. . . . . . . . . . . . . . . . . . . . . 79

EXHIBITS

Exhibit A -   Legal Description of the Land
Exhibit B -   Schedule of Improvements
Exhibit C -   Pro Forma Operating Expenses
Exhibit D -   Additional Security
Exhibit E -   Calculation of Gross Revenue on a Quarter-by-Quarter Basis
Exhibit F -   Golf Utilization Agreement
Exhibit G -   Schedule of Capital Improvement Schedule



                                         (v)

                                                           SANDPIPER GOLF COURSE
                                                              GOLETA, CALIFORNIA



                                        LEASE


          THIS LEASE (this "Lease"), dated as of March 6, 1998, is entered into by and between SANDPIPER-GOLF TRUST, LLC, a Delaware limited liability company ("Landlord"), and SANDPIPER AT SBCR, LLC, a Delaware limited liability company ("Tenant").

          THE PARTIES ENTER THIS LEASE on the basis of the following facts, understandings and intentions:
          A. Pursuant to that certain Purchase and Sale Agreement (the "Agreement") dated as of January 9, 1998 Landlord acquired the Property (as hereafter defined) from Aradon Corporation ("Transferor"); and

          B. Tenant, desires to lease the Property from Landlord, and Landlord desires to lease the Property to Tenant, on the terms set forth herein.

          NOW THEREFORE, in consideration of the foregoing and the covenants and agreements to be performed by Tenant and Landlord hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     ARTICLE 1
                                  LEASED PROPERTY

          Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's rights and interest (to the extent acquired from Transferor) in and to the following real property, improvements, personal property and related rights (collectively the "Property"):

          (a) the Land;

          (b) the Improvements;

          (c) all rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all Authorizations (including all liquor licenses) (and Landlord agrees to take all reasonable actions and execute such documents as are reasonably necessary or appropriate to transfer such rights, including any liquor licenses, to Tenant), all of Landlord's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements;

          (d) the Tangible Personal Property; and

          (e) the Intangible Personal Property.


          The Property shall not include any oil, gas or mineral rights upon and under the Property.

                                     ARTICLE 2
                         DEFINITIONS, RULES OF CONSTRUCTION

          2.1 DEFINITIONS. The following terms shall have the indicated meanings:

          "AAA" has the meaning provided in Section 27.1.

          "ACTUAL PECUNIARY LOSS" has the meaning provided in Section 23.6.

          "ADDITIONAL CHARGES" has the meaning provided in
Section 4.7.

          "ADVISORY ASSOCIATION" means that certain association of lessees operating golf courses under a lease with Landlord or any Affiliate of Landlord.

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

          "AGREEMENT" has the meaning provided in Recital A.

          "ANNUAL BASE RENT" means the Initial Base Rent, as it may be adjusted annually as provided in Section 4.2.

          "ANNUAL BUDGET" has the meaning provided in Section 12.7.

          "AUTHORIZATIONS" means all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

          "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          "BANKRUPTCY CODE" has the meaning provided in Section 23.6.

          "BASE RENT" means one-twelfth of the Annual Base Rent.

          "BASE RENT ESCALATOR" has the meaning provided in Section 4.2.


          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

          "CAPITAL BUDGET" has the meaning provided in Section 12.7.

          "CAPITAL EXPENDITURES" has the meaning provided in Section 12.4.

          "CAPITAL REPLACEMENT FUND" means the cumulative amount of the Capital Replacement Reserve accrued by Landlord, together with interest thereon as provided in Section 12.4, less amounts withdrawn from the Capital Replacement Fund as provided in Section 12.4

          "CAPITAL REPLACEMENT RESERVE" means, on an annual basis, commencing on January 1, 2001, equal to Two Hundred Thousand Dollars ($200,000), increased each Fiscal Year by three percent (3%) of the Capital Replacement Reserve payable in the prior Fiscal Year. Notwithstanding the foregoing, in the event the Property undergoes a significant redesign and renovation as contemplated by
Section 12.3, the Capital Replacement Reserve shall not commence until the first day following four (4) Fiscal Quarters after the Property is reopened for business. In no event shall the amount in the Capital Replacement Reserve exceed Two Million Dollars ($2,000,000), which amount shall be increased every ten (10) years by the change in the CPI for such period.

          "CHANGE OF CONTROL" means:

          (a) the issuance and/or sale by Tenant or the sale by any stockholder of Tenant of a Controlling interest in Tenant to a Person other than to a Person that is an Affiliate of Tenant as of the date hereof;

          (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise);

          (c) any other transaction, or series of transactions, which results in the shareholders, partners or members who control Tenant as of the date hereof no longer having Control of Tenant; or

          (d) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant as of the date hereof), and Tenant is not the surviving entity.

                 Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Lease (i) if the shareholders or partners who Control Tenant as of the date hereof remain in Control of Tenant through an agreement or equity interest; (ii) in the event of any transfers by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild or any holder of a direct or indirect interest in Tenant, to a trust for the benefit of any holder of a direct or indirect interest in Tenant or such spouse, parent, sibling, in-law, child or grandchild of a holder of a direct or indirect interest in Tenant; or (iii) in the event of any transfer any person or entity that is a constituent member, partner or shareholder of Tenant or of any entity that has a direct or indirect interest in Tenant.

          "CODE" means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.

          "COMMENCEMENT DATE" means the date hereof.

          "COMPANY" means Golf Trust of America, Inc. and any subsidiaries thereof, including, without limitation, GTA LP and GTA GP, and, for purposes of Sections 10.7, 22.1, 22.3 and 22.4, each of their officers, employees, directors, agents and representatives.

          "CONDEMNATION" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

          "CONTROL" means (including, with correlative meanings, the terms "controlling" and "controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "CPI" means the United States Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982-84 = 100).

          "DATE OF TAKING" means the date the Condemnor has the right to possession of the property being condemned.

          "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499 and 99-563; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 201, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and all federal, state and local environmental health and safety statutes, ordinance, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

          "EVENT OF DEFAULT" has the meaning provided in Section 17.1.

          "EXPIRATION DATE" means the date that is the last day of the fortieth
(40th) full Fiscal Quarter following the Commencement Date, as such date may be extended by the Extended Terms.

          "EXTENDED TERM" has the meaning provided in Section 3.2.

          "F&B PERCENTAGE RENT" means, for any Fiscal Year during the Lease Term, ten percent (10%) of the positive difference, if any, between Food and Beverage Revenue for such Fiscal Year and Three Hundred Seventy-Five Thousand Dollars ($375,000).

          "FACILITY MORTGAGE" means a mortgage, deed of trust or other security agreement securing any indebtedness or any other Landlord's Encumbrance placed on the Property in accordance with the provisions of Article 25.

          "FACILITY MORTGAGEE" means the holder or beneficiary of a Facility Mortgage, if any; provided Landlord has given Tenant notice of the identity and address of the Person.

          "FISCAL QUARTER" means the three-month periods (or applicable portions thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

          "FISCAL YEAR" means the twelve (12) month period from the first day of the first Fiscal Quarter commencing after the Commencement Date to the last day of the fourth Fiscal Quarter commencing after the Commencement Date.

          "FIXTURES" means all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Property, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property and any Tenant Improvements.

          "FOOD AND BEVERAGE REVENUE" means all revenue received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the Property relating to (i) the operation of snack bars, restaurants, bars, catering functions, and banquet operations provided, however, that Food and Beverage Revenue shall not include:

                 (a) The amount of any city, county, state or federal sales, admissions, usage, excise tax or other tax, assessment or charge on the item included in Food and Beverage Revenue, which is both added to or incorporated in the selling price and payable to the taxing, assessing or charging authority by Tenant;

                 (b) Revenues or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property owned by Tenant used in connection with Tenant's operation of the Property;

                 (c) Sales receipts from any vending machine or other coin or token operated device, such as public telephones, stamp machines, mechanical entertainment machines; soft drink and candy dispensers; and other receipts and deposits which Tenant and its subtenants are not entitled to receive, but are collected and payable to an independent third party;

                 (d) Cash refunded or credit allowed on merchandise returned by customers;

                 (e) Cash or credit allowances given to customers in good faith;

                 (f)     Cash register "over rings";

                 (g) Sales canceled to the extent the purchase price is not retained by Tenant;

                 (h) Merchandise returned to suppliers or transferred to another store or warehouse of Tenant or any Affiliate of Tenant;

                 (i) Cash and credits received by Tenant in settlement of claims for loss or damage of merchandise;

                 (j) Sales in bulk of all or substantially all of the merchandise in connection with a sale of all or part of Tenant's business;

                 (k) Advertising rebates, discounts, and allowances, and other rebates, credits, and dividends received from suppliers;

                 (l) Interest, service, and carrying charges paid by customers for extension of credit on sales;

                 (m)     Service charges on credit cards, and credit accounts;

                 (n) Bad checks and uncollectible credit card accounts (unless the same results from Tenant's failure to engage in prudent business regarding the extension of credit or the acceptance of checks);

                 (o) The net amount of any discount allowed to Tenant's employees when sales are made to such employees at prices below the retail selling prices then in effect in Tenant's store on the Property, and the net amount of any discounts allowed to any charitable institution or organization;

                 (p) Amounts paid to merchandise vendors, entertainers and professionals who are not employees of Tenant; and

                 (q)     Money-off coupons and vendor coupons.

          "FULL REPLACEMENT COST" means the actual replacement cost from time to time of the improvement being insured, including the increased cost of a construction endorsement, less exclusions provided in the fire insurance policy.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "GROSS GOLF PERCENTAGE RENT" means the following percentages:
                 (a) $5,000,000 - $6,000,000 - 5%,
                 (b) $6,000,001 - $7,000,000 - 20%
                 (c) $7,000,001 - $8,000,000 - 40%
                 (d)  in excess of $8,000,001 - 50%

                 For example, if the Gross Golf Revenue for any Fiscal Year was Eight Million Five Hundred Thousand Dollars ($8,500,000), then the Gross Golf Percentage Rent would be $900,000.

          "GROSS GOLF REVENUE" means all revenues accrued (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the operation of the golf operations at the Property calculated in accordance with GAAP (but excluding reasonable reserves for refunds, allowances and bad debts applicable to such operations), including, without limitation, (i) revenues from membership initiation fees, (ii) periodic membership dues, (iii) greens fees, (iv) fees to reserve a tee time, (v) guest fees, (vi) golf cart rentals, (vii) parking lot fees, (viii) locker rentals, (ix) fees for golf club storage, (x) charges for range balls, range fees or other fees for golf practice facilities, (xi) fees or other charges paid for golf lessons (except where retained by or paid to a professional not an employee of Tenant), (xii) forfeited deposits with respect to any membership application, (xiii) transfer fees imposed on any member in connection with the transfer of any membership interest, (xiv) fees or other charges paid to Tenant by sponsors of golf tournaments at the Property (unless the terms under which Tenant is paid by such sponsor do not comply with Section 23.4, in which event the gross revenues received from such sponsor for the tournament shall be excluded from Gross Revenue and further provided that Tenant shall use commercially reasonable efforts to structure such payment to comply with Section 23.4), (xv) advertising or placement fees paid by vendors in exchange for exclusive use or name rights at the Property, and (xvi) revenues from photography services, and (xvii) fees received in connection with any golf package sponsored by any hotel group, condominium group, golf association, travel agency, tourist or travel association or similar payments; PROVIDED, HOWEVER, that Gross Revenue shall not include:

          (a) The amount of any city, county, state or federal sales, admissions, usage, or excise tax on the item included in Gross Revenue, which is both added to or incorporated in the selling price and paid to the taxing authority by Tenant;

          (b) Revenues or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property owned by Tenant used in connection with Tenant's operation of the Property;

          (c) Any of the items set forth in subsections (c) to (q) as exceptions and exclusions from Food and Beverage Revenue; and

          (d) Any revenue collected by any hotel from its customers in connection with the golf course but which are not paid to Tenant, including, without limitation, membership fees, dues, club programs, spa facilities, recreation facilities.

          "GROSS REVENUE" means the sum of the Gross Golf Revenue, Food and Beverage Revenue and Merchandise Revenue for the applicable period.

          "GTA GP" means GTA GP, Inc. and any successor thereto.

          "GTA LP" means GTA LP, Inc. and any successor thereto.

          "HAZARDOUS MATERIAL" means any substance, material, waste, gas or particulate matter which is regulated by any local, state or federal governmental authority, including but not limited to any material or substance which is (i) defined as a "hazardous waste", "hazardous material", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (42 U.S.C. Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

          "IMPARTIAL APPRAISER" means the casualty insurance company which is then carrying the largest amount of casualty insurance carried on the Property.

          "IMPOSITIONS" means collectively:

                 (a) all taxes (including all real and personal property, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes);

                 (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
     Term);

                 (c)     excises;

                 (d) fees (including license, permit, inspection, authorization and similar fees); and

                 (e)     all other governmental charges;

in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or the Rent or Additional Charges (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in the Property; (ii) the Property or any part thereof or any therefrom or any estate, right, title or interest therein; or
(iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof; PROVIDED, HOWEVER, that Impositions shall not include:

          (aa) any taxes based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Landlord or any other Person other than Tenant;

          (bb) any transfer or net revenue tax of Landlord or any other Person other than Tenant;

          (cc) any initial valuation of the golf course for ad valorem tax purposes in excess of Thirty-Three Million Dollars ($33,000,000) (excepting any valuation based on the length of the leasehold which is deemed a "change in ownership") or any other tax imposed on the Property based solely upon the actions of Landlord;

          (dd) any tax imposed with respect to any principal or interest on any indebtedness on the Property.

          "IMPOUND CHARGES" has the meaning provided in Section 17.9.

          "IMPOUND PAYMENT" has the meaning provided in Section 17.9.

          "IMPROVEMENTS" means the golf course, driving range, putting greens, clubhouse facilities, snack bar, restaurant, pro shop, buildings, structures, parking lots, improvements, Fixtures and other items of real estate located on the Land as more particularly described in EXHIBIT B attached hereto.

          "INITIAL BASE RENT" means Two Million Nine Hundred Seventy Thousand Dollars ($2,970,000) per year.

          "INITIAL TERM" means the period of time from the Commencement Date through the last day of the fortieth (40th) full Fiscal Quarter following the Commencement Date.

          "INSURANCE REQUIREMENTS" mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

          "INTANGIBLE PERSONAL PROPERTY" means all intangible personal property owned by Landlord and used solely in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, and any and all trademarks and copyrights, guarantees, Authorizations, general intangibles, business records, plans and specifications, surveys, all licenses, permits and approvals solely with respect to the construction, ownership, operation or maintenance of the Property. (Tenant acknowledges that Landlord is not assigning any representations or warranties received by Landlord in connection with its acquisition of the Property, but Landlord agrees to enforce such representations and warranties in a commercially reasonable manner for the benefit of Landlord and Tenant).

          "LAND" means the land described in EXHIBIT A attached hereto.

          "LANDLORD" means Sandpiper-Golf Trust, LLC and any successor or assignee permitted in accordance with the terms of the Lease.

          "LANDLORD'S ENCUMBRANCE" means any lien, encumbrance or title retention agreement upon the Property, or any portion thereof or interest therein, whether to secure borrowing or other means of financing or refinancing.

          "LEASE" means this Lease, as the same may be amended from time to time.

          "LEASE TERM" means the period from the Commencement Date through and including the Expiration Date (or the termination date, if earlier terminated pursuant to the provisions hereof).

          "LEASEHOLD" means all of Tenant's right, title and interest in and to the Property pursuant to the terms of this Lease, and all Tenant's rights under this Lease.

          "LEASEHOLD FINANCING" means any financing provided by a Leasehold Mortgagee secured by a Leasehold Mortgage provided the proceeds of such Leasehold Financing are used solely for the purpose of funding capital improvements to the Property or to pay for operating expenses (not to include Tenant's fees paid for course management) related to the operations at the Property. Landlord shall be given prior written notice of any proposed Leasehold Financing.

          "LEASEHOLD MORTGAGE" means the Mortgage encumbering the entire Leasehold and securing Leasehold Financing.

          "LEASEHOLD MORTGAGEE" means the lender which holds the beneficial interest under the Leasehold Mortgage.

          "LEGAL REQUIREMENTS" means all federal, state, county, municipal and other governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force.

          "MERCHANDISE PERCENTAGE RENT" means, for any Fiscal Year during the Lease Term, ten percent (10%) of the positive difference, if any, between Merchandise Revenue for such Fiscal Year and Four Hundred Seventy-Five Thousand Dollars ($475,000).

          "MERCHANDISE REVENUE" means all revenue received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the Property relating to the sale of merchandise and inventory on the Property; provided, however, that Merchandise Revenue shall not include:

          (a) The amount of any city, county, state or federal sales, admissions, usage, or excise tax on the item included in Merchandise Revenue, which is both added to or incorporated in the selling price and paid to the taxing authority by Tenant;

          (b) Revenues or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property owned by Tenant used in connection with Tenant's operation of the Property; and

          (c) Any of the items set forth in subsections (c) to (q) as exceptions and exclusions from Food and Beverage Revenue.

          "NET OPERATING INCOME" means net operating income for the Tenant calculated in accordance with GAAP, including applicable reserves.

          "NON-COMPLYING PARTY" has the meaning provided in Section 27.2.

          "OFFICER'S CERTIFICATE" means a certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws, or if Tenant is a partnership, by an officer authorized to so sign by the general partners.

          "OPERATING BUDGET" has the meaning provided in Section 12.7.

          "OVERDUE RATE" means, on any date, a rate equal to the Prime Rate plus an additional three percent (3%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

          "PERCENTAGE RENT" means, for any Fiscal Year during the Lease Term, the sum of F&B Percentage Rent, Merchandise Percentage Rent and Gross Golf Percentage Rent, pro rated for any partial periods.

          "PERMITTED ASSIGNEE" means a Person or an Affiliate of a Person meeting one or more of the following standards:

                 (a) an existing lessee under a lease with Landlord or any Affiliate of Landlord who is not then in default under its lease;

                 (b) any entity affiliated with an entity acquiring from an Affiliate of Tenant its resort and related operations located at or adjacent to the Property, and provided Landlord has approved such assignee in its reasonable discretion, based on, among other things, the proposed assignee's reputation and experience in owning, operating and managing golf courses similar in type to the Property and the proposed assignee's net worth and financial resources; and

                 (c) a list of pre-approved assignees prepared by Landlord from time to time in consultation with the Advisory Association.

          "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trusts companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PRIMARY INTENDED USE" means the operation of an 18-hole golf course and other activities incidental to the operation of a golf course.

          "PRIME RATE" means on any date, a rate equal to the annual rate on such date announced by NationsBank, N.A., or its successor entity, to be its prime rate or, if the prime rate is discontinued, the base rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

          "PROPERTY" means the Real Property, the Tangible Personal Property and the Intangible Personal Property

          "REAL PROPERTY" means the Land and the Improvements, and all easements and appurtenances attached thereto.

          "RENT" means, collectively, the Base Rent and Percentage Rent.

          "STATE" means the State or Commonwealth in which the Property is located.

          "TANGIBLE PERSONAL PROPERTY" means all items of tangible personal property and fixtures (if any) owned by Landlord and located on or used solely in connection with the Real Property, including, but not limited to, machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems, restaurant equipment, computers or trade fixtures, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques or other decorations, furniture, computers or other control systems, and equipment or machinery of every kind or nature, including all warranties and guaranties associated therewith. Tenant understands and acknowledges that Landlord is purchasing the liquor license on the Property and shall convey the same to Tenant for Tenant's use during the term of Lease: provided Tenant shall be responsible for payment to Transferor of $2,500 per month until the conveyance is complete (or Tenant elects not to proceed with the transfer of such liquor license, in which case Tenant shall be obligated to purchase a liquor license at its sole cost and expense). In addition, Tenant understands and acknowledges that Transferor has retained a residual right in the golf carts at the property and will be entitled and receive any residual value allocated to such golf carts at trade-in.

          "TENANT" means Sandpiper at SBCR, LLC, a Delaware limited liability company, and any successor thereto, or assignee thereof, as permitted by the terms of this Lease.

          "TENANT IMPROVEMENTS" has the meaning provided in Section 12.1.

          "TENANT'S PERSONAL PROPERTY" has the meaning provided in Section 8.2.

          "TENANT'S RIGHT OF FIRST OFFER TO PURCHASE" has the meaning provided in Section 26.1.

          "TERM" means, collectively, the Initial Term and any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

          "TRANSFEROR" has the meaning provided in Recital A.

          "TRUSTEE" has the meaning provided in Section 23.6.

          "UNAVOIDABLE DELAYS" means delays due to strikes, lockouts, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, PROVIDED THAT lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

          "UNSUITABLE FOR ITS PRIMARY INTENDED USE" means a state of condition of the Property such that the Property cannot be operated on a commercially practicable basis for its Primary Intended Use.

          2.2 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Lease:

          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

          (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Lease.

          (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

          (d) "Including" and variants thereof shall be deemed to mean "including without limitation."

          (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles then in effect.

          (f) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Lease and have participated in the preparation of this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any exhibits hereto.

                                     ARTICLE 3
                                        TERM

          3.1 INITIAL TERM. The Initial Term shall commence on the Commencement Date and shall terminate on the last day of the fortieth (40th) full Fiscal Quarter following the Commencement Date.

          3.2 EXTENSION OPTIONS. Landlord grants Tenant the right to extend the Initial Term of this Lease two (2) consecutive times for a period of five
(5) years each (each such extension, together with any extension pursuant to Section 3.4, an "Extended Term"). Tenant shall be deemed to have elected to extend the Lease for each Extended Term unless Tenant has given Landlord written notice at least one hundred eighty (180) days prior to the termination of the then-current term (the "Exercise Date") that Tenant is not exercising such option. Tenant shall be entitled to exercise these options only if at the time of the Exercise Date Tenant is then the lessee of the Property pursuant to this Lease, and at the time of the commencement of the applicable Term or Extended Term no Event of Default shall then exist. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, as the same may be amended, supplemented or modified.

          3.3 RIGHT TO EXTEND RESULTING FROM ENVIRONMENTAL REMEDIATION. Tenant acknowledges that Landlord has notified Tenant that the Property has certain environmental contamination resulting from the operation of a petroleum extraction facility on the Property. As a result of such contamination and pursuant to that certain Third Amendment to Purchase and Sale Agreement (the "Third Amendment") by and among Atlantic Richfield Company ("ARCO"), Transferor and Landlord (a copy of which has been provided to Tenant), ARCO has certain rights to come onto the Property and remediate all or a portion of such environmental contamination. If the environmental remediation contemplated by the Third Amendment is commenced prior to January 1, 2006 and as a result the golf course operations on the Property are closed for a period of in excess of thirty (30) days, then (a) Tenant shall be granted one additional extension option on the same terms and conditions as set forth above, and (b) all rent shall abate from the date Tenant is required to vacate the Property or a material portion thereof as provided herein. In the event of such rent abatement, Tenant shall be obligated to pay to Landlord the abated rent from any Net Operating Income of Tenant from the Property, calculated in accordance with GAAP (without deduction for any debt service of Tenant payable to any third party under any Leasehold Financing). In addition, if the environmental remediation contemplated by the Third Amendment is commenced after December 31, 2005 and as a result the golf course operations on the Property are closed for a period of in excess of thirty (30) days, then Tenant shall have the right to terminate this Lease on thirty (30) days written notice by giving written notice to Landlord before the remediation work is completed. If Tenant does not so terminate this Lease, then rent shall not abate and the current term of the Lease shall be extended for a period equal to two (2) days for each day that the golf course operations on the Property are closed, up to a maximum extension of five (5) years.

          3.4 RIGHT TO EXTEND FOR AN ADDITIONAL TWENTY (20) YEARS. Upon the expiration of the Term, as extended by each of the Extended Terms, and provided Tenant has given Landlord notice of its intent to exercise such right not less than two hundred seventy days (270) days prior to the scheduled expiration of the Term, Tenant shall have the right to extend this Lease for an additional forty (40) Full Fiscal Quarters plus two (2) five (5) year extension options ("Tenant's Twenty (20) Year Extension Right") at ninety-five percent (95%) of
the then market-rate base rent and percentage rent.   In the event Tenant elects
to extend the Lease, and if the parties are unable to agree upon a rental rate, then Landlord shall obtain from a bona fide third party capable of performing the obligations of Tenant hereunder a written term sheet executed by such third party (which may be in the form of a customary non-binding letter of intent) (the "Bona Fide Offer"). Tenant shall be entitled to exercise Tenant's Twenty
(20) Year Extension Right only if at the time of the giving of such notice and at the time of the commencement of the applicable term no Event of Default shall then exist. Not more than nine (9) months and not less than three (3) months prior to the expiration of the Lease Term ("Landlord's Procuring Period"), Landlord shall, if applicable, give Tenant the Bona Fide Offer. Tenant shall thereafter have a period of thirty (30) days to elect by unequivocal written notice to Landlord to lease the Property on the same terms and conditions as Landlord intends to offer to a third party, provided the Base Rent and Percentage Rent shall be set at ninety-five percent (95%) of such proposed offer. If Tenant elects not to lease the Property, then Landlord shall be free to lease the Property to a third party on substantially the same terms and conditions as set forth in the Bona Fide Offer; provided if such lease is not consummated within one hundred eighty (180) days from the expiration of the term of this Lease, then Tenant shall again have the right to extend the Term of the Lease as provided in this Section 3.4. If Tenant elects to extend the Lease as provided in this Section 3.4 and Landlord does not provide to Tenant a Bona Fide Offer within Landlord's Procuring Period, then the Base Rent and Percentage Rent shall be set at ninety-five percent (95%) of the Fair Market Rental Rate at set forth below.

                 (a) Not later than fifteen (15) days from and after the expiration of Landlord's Procuring Period, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser, which appointee shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of golf courses in the Southern California area.

                         (i)    The two arbitrators so appointed shall within
fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. Upon appointment of the third arbitrator, Landlord and Tenant shall each submit to the other and to the third arbitrator sealed envelopes containing their respective determinations of the Fair Market Rental Rate. If Landlord's and Tenant's determination are within five percent (5%) of each other, the third arbitrator shall average the determination. If such determinations are not within five percent (5%) of each other, the third arbitrator shall choose the determination closer to his or her own determination. The determination of the third arbitrator described below shall be limited solely to the issue of whether Landlord's or Tenant's submitted fair market rent for the Property is the closest to the actual Fair Market Rental Rate determined by the arbitrator, based upon what a willing, comparable tenant would pay and a willing, comparable landlord would accept at arm's length, for leasing of the Property under the terms of this Lease and all other then existing factors ("Fair Market Rental Rate").

                         (ii)   The third arbitrator shall within thirty (30)
days of his or her appointment reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate, or, if Landlord's and Tenant's determination are within five percent (5%) of each other, the average of the two, and shall notify Landlord and Tenant thereof.


                         (iii)  The decision of the third arbitrator shall be
binding upon Landlord and Tenant.

                         (iv)   If either Landlord or Tenant fails to appoint
an arbitrator within fifteen (15) days after the expiration of Landlord's Procuring Period, the arbitrator timely appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                         (v)    If the two arbitrators fail to agree upon and
appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American

Arbitration Association, but subject to the instructions set forth herein.

                         (vi)   The cost of arbitration shall be paid by
Landlord and Tenant equally.

                         (vii)  If the Fair Market Rental Rate has not been
determined by the commencement of such additional Term, then until the time the Fair Market Rental Rate is determined, Tenant shall continue making payment under the terms of this Lease by an amount equal to one hundred percent (100%) of the sum of Landlord's and Tenant's determination of the Fair Market Rental Rate for the applicable Option Term divided by two (2). If the arbitration procedure results in a higher Base Rent and Percentage Rent than that paid by Tenant prior to date of the arbitrators' determination, Tenant shall make up the difference and pay such amount to Landlord along with the next installment of Base Rent due. If the arbitration procedure results in a lower Base Rent than that paid by Tenant prior to the date of the arbitrators' determination, Tenant shall receive a credit against any next succeeding installment(s) of Base Rent to the extent of such overpayment.

          3.5 RIGHT OF TERMINATION. Landlord and Tenant are entering into this Lease with the expectation that the golf course on the Property will undergo a significant redesign and renovation. In the event either Landlord or Tenant determines, in good faith and in its reasonable discretion, that acceptable permits to undertake such approvals have not been obtained by January 1, 2006, then for a period of ninety (90) days thereafter either party shall have the right to terminate this Lease upon delivery of ninety (90) days prior written notice to the other. Landlord and Tenant shall use commercially reasonable efforts to obtain such permits on a prompt basis.

                                     ARTICLE 4
                                        RENT

          4.1 RENT. Tenant will pay to Landlord, in lawful money of the United States of America, Rent during the Initial Term or any Extended Term, subject to the provisions of Section 12.3. Payments of Base Rent shall be paid monthly, on the twenty-fifth (25th) day of each month in arrears, at Landlord's address set forth in Section 28.10 or at such other place or to such other Person as Landlord from time to time may designate in writing. The first monthly installment shall be prorated as to any partial month. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. Tenant shall receive a credit against Rent (or be paid directly, at Landlord's option) for any operating expense credits or operating revenues credited to Landlord pursuant to the Agreement which are applicable to any period in the Lease Term (E.G., credit for real property taxes, membership dues, sublease rents, etc.) and conversely Tenant shall reimburse Landlord for any operating expenses paid for by Landlord pursuant to the Agreement which are the responsibility of Tenant hereunder.

          4.2 INCREASE IN INITIAL BASE RENT. Beginning on the date (the "Adjustment Date") that is the first day of the first Fiscal Quarter commencing after the one (1) year anniversary of the Commencement Date, and on each Adjustment Date thereafter during the Term until Gross Golf Revenue for the prior Fiscal Year equals or exceeds Five Million Dollars ($5,000,000), Annual Base Rent will increase by the lesser of (i) three percent (3%) of the Annual Base Rent payable for the immediately preceding year, or (ii) two hundred fifty percent (250%) of the change in CPI from the immediately preceding fiscal year (the "Base Escalator"). Tenant shall be permitted to defer payment of the Base Escalator until such time as Gross Golf Revenue for any Fiscal Year equals or exceeds Five Million Dollars ($5,000,000), but only if and to the extent that Net Operating Income of the Property (exclusive of Tenant's debt service to any third party under any Leasehold Financing, if any), calculated in accordance with GAAP, is negative. Any amounts so deferred shall be payable from net operating income in subsequent years, and no positive distributions shall be made to any of the members or affiliates of Tenant so long as any deferred amounts are outstanding. For purposes of the calculation of net operating income pursuant to this Section 4.2, the operating expenses shall not exceed the pro forma amounts set forth in EXHIBIT C without the approval of Landlord, which approval shall not be unreasonably withheld or delayed.

          4.3 INCREASE IN BASE RENT FOR CAPITAL IMPROVEMENTS. At the end of each Fiscal Quarter, Landlord shall calculate the amount (the "Quarterly Capital Expenditure"), if any, funded to Tenant pursuant to Section 12.3(a), and provide notice to Tenant of the Quarterly Capital Expenditure. Effective as of the due date of the next monthly installment of Annual Base Rent, Annual Base Rent shall be increased by an amount equal to nine percent (9%) of the Quarterly Capital Expenditure.

          4.4 PERCENTAGE RENT. In addition to Base Rent, Tenant shall pay Percentage Rent as provided herein. Beginning in the first year of the Initial Term and continuing for the Initial Term and any Extended Term, Tenant shall calculate the Gross Revenue for each Fiscal Quarter (or shorter period, if applicable) within twenty (20) days of the end of such Fiscal Quarter (or shorter period, if applicable) and submit such calculation in writing to Landlord by way of an Officer's Certificate. If there is Percentage Rent for that Fiscal Quarter (or shorter period, if applicable), then Tenant shall pay to Landlord the Percentage Rent, upon submittal of the Officer's Certificate. The Percentage Rent payable in any period in any Fiscal Year shall be adjusted to reflect the Percentage Rent paid on a year-to-date cumulative basis for the Fiscal Year (pro rated for any partial periods). Percentage Rent shall be payable by annualizing the quarterly Gross Golf Revenue, Food and Beverage Revenue and Merchandise Revenue as more particularly set forth on EXHIBIT E attached hereto.

          4.5 ANNUAL RECONCILIATION OF PERCENTAGE RENT. Within sixty (60) days after the end of each Fiscal Year, or after the expiration or termination of this Lease, Tenant shall deliver to Landlord an Officer's Certificate setting forth (i) the Gross Revenue for the Fiscal Year just ended, and (ii) a comparison of the amount of the Percentage Rent actually paid during such Fiscal Year versus the amount of Percentage Rent actually owing on the basis of the annual calculation of the Gross Revenue. If the Percentage Rent for such Fiscal Year exceeds the sum of the quarterly payments of Percentage Rent previously paid by Tenant, Tenant shall pay such deficiency to Landlord along with such Officer's Certificate. If the Percentage Rent for such Fiscal Year is less than the amount of Percentage Rent previously paid by Tenant, Landlord shall, at Landlord's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Rent next coming due. Landlord shall have the right to audit all of Tenant's business operations at the Property so as to determine the calculation of Percentage Rent as provided in Section 12.6. Landlord shall not audit Tenant's business operations more than once in any calendar year.

          4.6 RECORD-KEEPING. Tenant shall utilize an accounting system for the Property in accordance with its usual and customary practices and in accordance with GAAP approved by Landlord, which will accurately record all Gross Revenue. Tenant shall retain all accounting records for each Fiscal Year conforming to such accounting system until at least five (5) years after the expiration of such Fiscal Year.

          4.7 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Tenant shall also pay and discharge when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) above, Tenant shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"). Except as otherwise provided in this Lease, all Additional Charges shall become due and payable at the earlier of (i) thirty
(30) days after either Landlord or the applicable third party delivery of an invoice to Tenant, or (ii) the date of delinquency with respect to Impositions.

          4.8 LATE PAYMENT OF RENT. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Percentage Rent or Additional Charges will cause Landlord to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Property and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after the date such payment is due following written notice thereof from Landlord to Tenant, Tenant will pay Landlord on demand, as Additional Charges, a late charge equal to three percent (3%) of such installment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant and is not a penalty. In addition, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within five (5) days after the due date with respect to Base Rent or Percentage Rent or delivery of an invoice to Tenant with respect to the Additional Charge, the amount unpaid shall bear interest, from such due date to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Tenant will pay such interest to Landlord as Additional Charges. The acceptance of any late charge or interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

          4.9 NET LEASE; CAPITAL REPLACEMENT RESERVE. This Lease shall be a triple net lease and Rent shall be payable to Landlord without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, determent, deduction or defense, except as expressly provided herein, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term. Without limiting the foregoing, Tenant shall pay to Landlord on a monthly basis along with Base Rent, as additional rent, an amount equal to one-twelfth (1/12) of the Capital Replacement Reserve. Such amounts shall be subject to reconciliation at the end of each Fiscal Quarter and at the end of each Fiscal Year.

          4.10 ADJUSTMENT IN ANNUAL BASE RENT FOR SALE OF ADJACENT PROPERTY. Approximately fourteen (14) acres of land adjacent to the Property (the "Adjacent Property") is owned by an affiliate of Landlord (the "Affiliate Owner"). Landlord and Tenant desire to have the Affiliate Owner sell the Adjacent Property as soon as reasonably possible, at the maximum price possible. Affiliate Owner will not sell the Adjacent Property for a period of ninety (90) days from the Commencement Date without the Tenant's approval, which approval the Tenant may withhold in its sole discretion for the first eighteen (18) months of the Lease and in its reasonable discretion thereafter. The determination of whether Tenant is being reasonable shall be determined by mediation and arbitration as provided in Section 27.1. If after such ninety (90) day period the Affiliate Owner wishes to accept an offer to sell the Adjacent Property, then Landlord shall give written notice to Tenant for Tenant's approval of the terms and conditions of such sale for Tenant's approval as provided above. If the Affiliate Owner elects to sell such property, then the Annual Base Rent shall be adjusted downward by the positive difference (and upward by the negative difference), if any, between the aggregate net sales proceeds of such property less (A) Three Million Six Hundred Thousand Dollars ($3,600,000) increased from the Commencement Date by ten percent (10%) per annum compounded (pro rated for partial periods), and (B) and any real property taxes and income taxes and other operating costs incurred by the Affiliate Owner in owning and selling such property, MULTIPLIED BY nine percent (9%) (twelve percent (12%) if Landlord requests Tenant's approval for a sale of the Adjacent Property for an amount which would not result in an increase in the Annual Base Rent and Tenant withholds its approval for such transaction). For example, if the Adjacent Property is sold for Five Million Dollars ($5,000,000) on the first anniversary of the Commencement Date, and the taxes and operating expenses are Two Hundred Thousand Dollars, then the Annual Base Rent would be reduced by Seventy-Five Thousand Six Hundred Dollars ($75,600).

                                     ARTICLE 5
                                ADDITIONAL SECURITY

          5.1    SECURITY DEPOSIT.  Intentionally Omitted.

          5.2 ADDITIONAL SECURITY. In connection with, and as a condition to the effectiveness of, this Lease, Tenant shall cause to be delivered to Landlord a limited lease guaranty and a letter of credit agreement (collectively, the "Additional Security") in the form attached hereto as EXHIBIT D, executed by Great Universal Capital Associates, L.P. and EGSB, LLC, a Delaware limited liability company, respectively.

          5.3 LANDLORD'S LIEN. To the fullest extent permitted by applicable law, Landlord is granted a lien and security interest on all of Tenant's personal property now or hereafter located on the Property (exclusive of any artwork or telecommunication or computer system paid for by Tenant and not advanced by or on behalf of Landlord pursuant to Section 12.3 or otherwise), and such lien and security interest shall remain attached to Tenant's personal property until payment in full of all Rent and satisfaction of all of Tenant's obligations hereunder; provided, however, Landlord shall subordinate its lien and security interest only to that of any third party lender or seller which finances Tenant's personal property, the terms and conditions of such subordination to be satisfactory to Landlord in its reasonable discretion. Tenant shall, upon the request of Landlord, execute such financing statements or other documents or instruments reasonably requested by Landlord to perfect the lien and security interests herein granted.

                                     ARTICLE 6
                                    IMPOSITIONS

          6.1 PAYMENT OF IMPOSITIONS. Subject to Section 6.3 and Section 17.9, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Tenant's right of contest pursuant to the provisions of
Article 14. Upon request, Tenant shall promptly furnish to Landlord copies of official receipts, if available, or other satisfactory proof evidencing such payments, such as cancelled checks.

          6.2 INFORMATION AND REPORTING. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has actual knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions. Landlord and Tenant shall, upon reasonable request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Property as may be necessary to prepare any required returns and reports.
In the event any applicable governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Each party, to the extent it possesses the same, will provide the other party, upon reasonable request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

          6.3 PRORATIONS. Impositions imposed in respect of the tax-fiscal period during which the Lease commences or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may elect to pay in installments, in which event Tenant shall pay all installments (and any accrued interest on the unpaid balance of the Imposition) that are due during the Term hereof before any fine, penalty, premium, further interest or cost may be added thereto.

          6.4 REFUNDS. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 17.

          6.5 UTILITY CHARGES. Tenant shall pay or cause to be paid prior to delinquency charges for all utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Property during the Term.


          6.6 ASSESSMENT DISTRICTS. Landlord shall not voluntarily consent to or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Leased Property into a special assessment district or other taxing jurisdiction unless Tenant shall have consented thereto, which consent shall not be unreasonably withheld or unless Landlord agrees to pay the cost thereof.

                                     ARTICLE 7
                                   TENANT WAIVERS

          7.1 NO TERMINATION, ABATEMENT, ETC. Subject to Article 21 and except as otherwise specifically provided in this Lease, and except for those causes resulting from the willful misconduct or gross negligence of Landlord or any person whose claim arose under Landlord or as a result of Landlord's failure to fund any amounts payable to Tenant in accordance with the terms of the Lease,
(i) Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent by reason of, and (ii) the respective obligations of Landlord and Tenant shall not be otherwise affected by reason of:

          (a) any damage to, or destruction of, any Property or any portion thereof from whatever cause or any taking of the Property or any portion thereof except as otherwise expressly provided;

          (b) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties;

          (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or

          (d) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

          Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law
(i) to modify, surrender or terminate this Lease or quit or surrender the Property or any portion thereof, or (ii) to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. Except for Landlord's obligation to make payments to Tenant, the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

          7.2 CONDITION OF THE PROPERTY. Tenant acknowledges receipt and delivery of possession of the Property and that Tenant has examined and otherwise has knowledge of the condition of the Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Regardless, however of any inspection made by Tenant of the Property and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Property "as is" in its present condition. Tenant waives and releases any claim or cause of action against Landlord with respect to the condition of the Property including any defects or adverse conditions latent or patent, matured or unmatured, known or unknown by Tenant or Landlord as of the date hereof, including, without limitation, claims resulting from the existence of Hazardous Materials on the Property. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS MATERIAL OR
(xvi) COMPLIANCE OF THE PROPERTY WITH ANY LAW (INCLUDING ENVIRONMENTAL LAWS) OR LEGAL REQUIREMENTS. TENANT ACKNOWLEDGES THAT THE PROPERTY IS OF ITS SELECTION AND TO ITS

SPECIFICATIONS AND THAT THE PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, AS BETWEEN LANDLORD AND TENANT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 7.2 HAVE BEEN NEGOTIATED AND REVIEWED BY TENANT'S LEGAL COUNSEL, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          Tenant represents to Landlord that Tenant has examined the title to the Property prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Property as provided herein.

          Notwithstanding anything to the contrary in this Lease, nothing in this Section 7.2 is intended to waive, modify or limit in any respect any of Tenant's rights set forth in this Lease including, without limitation, such rights as are set forth under Section 3.3, Article 15, Article 16 and Article 21.


                                     ARTICLE 8
                      OWNERSHIP OF TANGIBLE PERSONAL PROPERTY

          8.1 PROPERTY. Tenant acknowledges that (i) the Property has been transferred to Landlord and leased to Tenant, (ii) the Property is the property of Landlord and (iii) that Tenant has only the right to the use of such Property during the Term of and upon the terms and conditions of this Lease.

          8.2 TENANT'S PERSONAL PROPERTY. Subject to the provisions of Articles 15 and 16, Tenant shall maintain all of the Property, whether initially included in the Lease or thereafter acquired by Landlord or Tenant, in good condition and repair, normal wear and tear excepted. Upon the loss, destruction or obsolescence of any Tangible Personal Property, Tenant shall replace such property with replacements of the same type and quality as initially in place, which such property will be owned by Tenant except to the extent acquired with funds from the Capital Replacement Fund ("Tenant's Personal Property").
Tenant's Personal Property shall not include its artwork or telecommunication or computer systems (except to the extent paid for by Landlord pursuant to Section
12.3 or otherwise) or any of its trade secrets. Upon the expiration or sooner termination of this Lease, the Tenant's Personal Property shall transfer to Landlord without requirement of any bill of sale or assignment;

provided Landlord, at its election, may require Tenant to execute such documentation as Landlord may require to evidence such transfer. Tenant shall not remove any Tangible Personal Property from the Property upon termination of the Lease. If any of such Tangible Personal Property is stored away from the Property, Tenant will provide Landlord with proper access to the storage facility.

          8.3 TENANT'S OBLIGATIONS. Tenant shall provide and maintain, or cause to be provided and maintained, during the entire term of the Lease, all Tangible Personal Property, as well as merchandise for sale to the public, and food and beverage, as shall be necessary in order to operate the Property in compliance with (a) all applicable Legal Requirements, (b) customary practices in the golf industry for a first-class golf course, and (c) such other reasonable requirements imposed by Landlord from time to time.

          8.4 LANDLORD'S WAIVERS. Any lessor of Tenant's Personal Property may, upon notice to Landlord and during reasonable hours, enter the Property and take possession of any of Tenant's Personal Property without liability for trespass or conversion upon a default by Tenant, provided that such lessor provide Landlord with the opportunity to cure the defaults of Tenant on terms and conditions satisfactory to such lessor and Landlord.

                                     ARTICLE 9
                                  USE OF PROPERTY

          9.1 USE. After the Commencement Date and during the Term, Tenant shall use or cause to be used the Property and the improvements thereon for its Primary Intended Use. Tenant shall not use the Property or any portion thereof for any other use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. No use shall be made or permitted to be made of the Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Property or any part thereof, nor shall Tenant sell or otherwise provide to patrons, or permit to be kept, used or sold in or about the Property any article which is prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Property and Tenant's Personal Property.

          9.2 SPECIFIC PROHIBITED USES. Tenant shall not use or occupy or permit the Property to be used or occupied, nor do or permit anything to be done in or on the Property, in a manner which would (i) violate any law, rule or regulation or Legal Requirement, (ii) subject to Article 12, cause structural injury to any of the Improvements or
(iii) constitute a public or private nuisance or waste. Tenant shall not cause any Hazardous Material to be located in, on or under the Property, or any adjacent property, or incorporated in the Property or any improvements thereon except in compliance with applicable law (including any Environmental Laws). Tenant shall not cause the Property to be used as a landfill or a waste disposal site, or a manufacturing, distribution or disposal facility for any Hazardous Materials. Tenant shall not cause the Property or any portion thereof, including Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or
(ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Property or any portion thereof, or (iii) to materially violate any applicable Environmental Law.

          9.3 MEMBERSHIP SALES; PREFERRED TEE TIMES. Tenant shall not sell and/or classify or reclassify memberships, or set initiation fees, dues and other charges or materially increase or decrease the number of memberships available at the Property, except as approved by Landlord, in Landlord's reasonable discretion. In addition, Tenant shall not enter into preferred tee time arrangements or any exclusive arrangements with any hotel operators or other lodging operators without the prior approval of Landlord, which approval Landlord may withhold in its reasonable discretion. Landlord has approved the Golf Utilization Agreement attached hereto as EXHIBIT F. Landlord acknowledges that such restriction shall not limit the right of any hotel owned by any affiliate of Lessee from membership or club interests in such hotel which include rights to play golf in accordance with the provisions of the Golf Utilization Agreement.

          9.4 LANDLORD TO GRANT EASEMENTS, ETC. Landlord shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed): (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property; (iii) dedicate or transfer unimproved portions of the Property for road, highway or other public purposes; (iv) execute petitions to have the Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Property; and
(vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Property), but only upon delivery to Landlord of an Officer's Certificate (which Officer's Certificate, if contested by Landlord, shall not be binding on

Landlord) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Property and does not reduce its value or usefulness for the Primary Intended Use. Landlord shall not grant, release, dedicate or execute any of the foregoing items in this Section 9.4 without obtaining Tenant's approval, which approval shall not be unreasonably withheld or delayed.

          9.5 TENANT'S ADDITIONAL COVENANTS. Tenant shall (a) join the Advisory Association and cooperate in the activities of such association; (b) at its election, engage in reasonable cross-marketing endeavors with the members of the Advisory Association; and (c) at its election, provide signage (at the cost of Landlord) on the Property which references that the Property is owned by Landlord, which signage may include an appropriate logo selected by Landlord.
In addition, it is the intent of the parties that Tenant be a single-purpose entity with no business operations except for those related solely to the operation of the Property for its Primary Intended Use and other property of Landlord which may be leased to Tenant. Tenant shall, therefore, not engage in or undertake any activities other than those respecting the operation of the Property for its Primary Intended Use, including leasing, managing, and operating golf courses in accordance with this Lease.


          9.6 VALUATION OF REMAINDER INTEREST IN LEASE. Tenant expects (but does not guarantee) that the Land and each of the Improvements will have a fair market value (determined without regard to any increase or decrease for inflation or deflation during the Term) equal to at least twenty percent (20%) of the fair market value of the Land and each of the Improvements at the Commencement Date. Tenant expects (but does not guarantee) that the Land and each of the Improvements will have a remaining useful life equal to at least twenty percent (20%) of its expected useful life at the Commencement Date.

                                     ARTICLE 10
                                HAZARDOUS MATERIALS


          10.1 REMEDIATION. Subject to the limitations and exclusions contained in the last sentence of Section 10.2, if Tenant becomes aware of the presence of any Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law in, on or under the Property or if Tenant, Landlord, or the Property becomes subject to any order of any federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up the Property, Tenant shall, at its sole expense, carry out and complete any required investigation, removal, remediation, repair, closure, detoxification, decontamination or other cleanup of the Property. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Property in a timely manner, Landlord shall have the right, but not the obligation, to carry out such action and to recover its costs and expenses therefor from Tenant as Additional Charges.

          10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall pay, protect, indemnify, save, hold harmless and defend Landlord, the Company, Affiliates of the Company and Landlord (including, without limitation, their respective officers, directors and controlling persons), and any Facility Mortgagee from and against all liabilities, obligations, claims, damages (including punitive or consequential damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord or the Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental
Law) in respect of the Property howsoever arising, without regard to fault on the part of Tenant, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. Notwithstanding the foregoing or any other provision of this Lease (including, without limitation, Section 7.2, Section 10.4 and Article 23), Tenant shall not be liable, or otherwise be required to indemnify Landlord or the Company or any Affiliates of the Company, or incur any costs in connection with, (i) any environmental conditions that are existing on the Property on the Commencement Date and the conditions are not exacerbated as a result of the willful misconduct or gross negligence of Tenant (ii) any matters or events that arise after the Commencement Date that are not caused by Tenant, or (iii) any matters or events that arise after the Commencement Date that are directly caused by a breach by Landlord of the terms of this Lease.

          10.3 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall pay, protect, indemnify, save, hold harmless and defend Tenant, Affiliates of the Tenant (including, without limitation, their respective officers, directors and controlling persons), from and against all liabilities, obligations, claims, damages (including punitive or consequential damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant or the Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of the Property howsoever arising, without regard to fault on the part of Landlord, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. Notwithstanding the foregoing or any other provision of this Lease, Landlord shall not be liable, or otherwise be required to indemnify Tenant or any Affiliates of the Tenant or incur any costs to the extent that Landlord is not indemnified by Arco for such liability pursuant to the Third Amendment.

          10.4 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. Each party's obligations and/or liability under this Article 10 arising during the Term hereof shall survive any termination of this Lease.

                                     ARTICLE 11
                               MAINTENANCE AND REPAIR

          11.1 TENANT'S OBLIGATIONS. Except as otherwise expressly provided in this Lease, Tenant, at its expense, will operate and maintain the Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Property or any portion thereof) and in accordance with any applicable Legal Requirements, and, except as otherwise provided in this Lease, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). Tenant shall operate and maintain the Property in accordance with the operation and maintenance practices of the Property at the Commencement Date and otherwise in a manner comparable to other comparable golf course facilities in the vicinity of the Property. Landlord may consult with the Advisory Association from time to time with respect to Tenant's compliance with its maintenance and operation obligations under this Section 11.1, and Landlord and representatives of Advisory Association shall have the right from time to time to enter the Property for the purpose of inspecting the Property. If Landlord, in consultation with the Advisory Association, determines that Tenant has failed to comply with its maintenance and operation obligations under this Section 11.1, Landlord shall provide written notice to Tenant setting forth a list of remedial work and/or steps to be performed by Tenant. Tenant shall promptly and diligently perform such remedial work and/or steps as recommended by Landlord, provided if Tenant objects to one or more of the remedial obligations proposed by Landlord, then the matter shall be submitted to the dispute resolution procedure set forth in
Section 27.1.

          11.2 WAIVER OF STATUTORY OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

          11.3 MECHANIC'S LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Property or any part thereof; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Property, or any portion thereof.

          11.4 SURRENDER OF PROPERTY. Unless the Lease shall have been terminated pursuant to the provisions of Article 15, Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Property to Landlord in the condition in which the Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Property in good order and repair during the entire Term of the Lease).

                                     ARTICLE 12
          TENANT IMPROVEMENTS; SUBMITTAL OF BUDGETS; FINANCIAL STATEMENTS

          12.1 TENANT'S RIGHT TO CONSTRUCT. Subject to the prior written approval of Landlord in its reasonable discretion, during the Lease Term Tenant may make alterations, additions, changes and/or improvements to the Property (individually, a "Tenant Improvement," and collectively, "Tenant Improvements"). Notwithstanding the foregoing, if Tenant proposes to make any Tenant Improvements that would create an additional source of revenue at the Property (i.e., tennis courts, swim facility, etc.) that is not currently included in the calculation of Gross Golf Revenue, Landlord shall not be obligated to consent to such improvement unless the Percentage Rent is adjusted hereunder in a manner satisfactory to Landlord. Any such Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Unless made on an emergency basis to prevent injury to Person or property, Tenant will submit plans and specifications for any Tenant Improvements, in the form necessary for any required building permits, to Landlord for Landlord's prior written approval, which approval shall be at Landlord's reasonable discretion.

          Upon approval by Landlord:

          (a) Tenant shall diligently seek all governmental approvals and any other necessary private approvals (E.G., ground lessor, mortgagee, etc.) relating to the construction of any Tenant Improvement; and

          (b) once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such Tenant Improvement to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Property; and

          (c) Subject to Landlord's obligation to make funds available to Tenant as provided in Section 12.3 and Section 12.4, Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Property or any part thereof, and Tenant agrees to hold Landlord and the Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith; and

          (d)    all work shall be performed in a good and workmanlike manner.

          12.2 SCOPE OF RIGHT. Subject to Section 12.1, at Tenant's cost and expense, Tenant shall have the right to:

          (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

          (b) erect upon the Property such Tenant Improvements as Tenant deems desirable; and

          (c) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Property in accordance with its Primary Intended Use.

          12.3   COOPERATION OF LANDLORD.

          (a) On the Commencement Date Landlord shall make available to Tenant up to Six Million Dollars ($6,000,000) for capital improvements and certain other expenses described in this Section 12.3 ("Capital Improvements") for purposes of redesigning and renovating the existing facilities on the Property. Tenant shall be responsible for securing bids and estimates for the work and for supervising such work and shall endeavor to ensure that the work is done in a timely manner and in a good and workman-like fashion. Neither Tenant nor any Affiliate of Tenant or any owner or member of Tenant shall receive any construction management or other fee in connection with the completion of the Capital Improvements, provided Environmental Golf or any Affiliate thereof shall be entitled to reimbursement in connection with the Capital Improvements in an amount equal to ten percent (10%) of the total direct cost of the Capital Improvements, including an allocation for equipment (or twenty percent (20%) without any allocation for equipment) as more particularly set forth on EXHIBIT
G attached hereto.   An estimated schedule and description of the Capital
Improvements is more particularly described in EXHIBIT G attached hereto. Prior to the disbursement of any funds for Capital Improvements, Tenant shall submit to Landlord for its approval (i) plans and specifications for such Capital Improvements; (ii) a detailed budget for such Capital Improvements including the cost of permits and related items; (iii) a construction schedule for such Capital Improvements; and (iv) a cost plus with a guaranteed maximum price construction contract executed by Environmental Golf in a form and substance satisfactory to Landlord and with a payment and completion bond from a surety acceptable to Landlord. Landlord's approval of such items shall be in its reasonable discretion.

          Landlord shall also cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement approved by Landlord in accordance with Section 12.1 of this Lease within ten (10) Business Days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant or payable out of the Capital Replacement Fund), and will not cause Landlord to be in violation of any law, ordinance or regulation.

          Landlord shall have the right at any time and from time to time to post and maintain upon the Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature.

          (b) In addition Landlord shall also make available to Tenant a loan, on a non-recourse basis, to be evidenced by a promissory note, up to an additional Five Million Dollars ($5,000,000) (the "Loan Amount") during the first four (4) Fiscal Years of the Initial Term. Upon written notice to Landlord which details the use to which such funds shall be applied and the unavailability of operating cash flow sufficient to make such payments, and subject to Landlord's approval, which shall not be unreasonably withheld, Tenant may apply all or any part of the Loan Amount to satisfy Tenant's obligations under this Lease. Landlord's failure to make all or any portion of the Loan Amount available to Tenant shall during any period in which there is not sufficient operating cash flow shall permit Tenant to abate Rent to the amount of the requested draw and such abatement shall be deemed an advance of the Loan Amount. No more than One Million Dollars ($1,000,000) shall be drawn down during the period prior to the redesign and renovation of the golf course on the Property. The Loan Amount will be applied in the following priority: (i) first, to fund any portion of the Annual Base Rent or Percentage Rent; and (ii) second, to fund operating expenses for the Property (including, without limitation, payroll expenses). No more than Two Hundred Thousand Dollars ($200,000) per year of the Loan Amount may be allocated to distributions or management fees to Tenant or any Affiliate of Tenant. Such management fee or amount, pro rated for partial years, shall only be payable during the period prior to the redesign and renovation of the golf course on the Property. Interest on the Loan Amount shall accrue at nine percent (9%) per annum, shall be payable monthly in arrears from the date of disbursement and all principal shall be due and payable at the expiration of the Lease. Interest on the Loan Amount shall be increased annually by the Base Escalator if and to the same extent that Base Rent is subject to increase by the Base Escalator.

          12.4 CAPITAL REPLACEMENT FUND. Solely from the payment of additional rent received pursuant to Section 4.9 of this Lease, Landlord shall be obligated to accrue the Capital Replacement Reserve beginning with the calendar year 2001 or in the event the Property undergoes a significant redesign and renovation as contemplated by Section 12.3, the Capital Replacement Reserve shall not commence until the first day following four (4) Fiscal Quarters after the Property is reopened for business. The Capital Replacement Reserve shall accrue quarterly based on the Officer's Certificate and shall be placed in the Capital Replacement Fund. Amounts in the Capital Replacement Fund shall be deemed to accrue interest at a money market rate as reasonably determined by Landlord and such interest shall be credited to the Capital Replacement Fund. Upon the written request by Tenant to Landlord stating the specific use to be made and subject to the approval of Landlord, the Capital Replacement Fund shall be made available to Tenant for Capital Expenditures; PROVIDED, HOWEVER, no portion of amounts credited to the Capital Replacement Fund shall be used to purchase property to the extent that doing so would cause Landlord to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Tenant shall have no rights with respect to any amounts in the Capital Replacement Fund except as provided herein. Subject to Landlord's approval of the Capital Expenditures, Landlord shall make available to Tenant amounts from the Capital Replacement Fund under the following conditions (with payment being made to Tenant within ten (10) days from Tenant's request):

          (a)    No Event of Default exists and is continuing;

          (b) Tenant presents invoices for payment or paid qualifying receipts for reimbursement;

          (c) Such expenditures are included in the Capital Budget submitted to and approved by Landlord in accordance with Section 12.7; and

          (d) If from time to time Tenant shall expend monies beyond the balance in the Capital Replacement Fund, then Tenant shall be afforded the opportunity to present such paid invoices for reimbursement at later dates when the Tenant's reserve balance shall be replenished to a level that can support such expenditure.

Upon the expiration of the Lease, any balance in the Capital Replacement Fund shall be applied as follows:

                 (i) first, to pay for any improvements, repairs or capital improvements necessary to ensure that the golf course on the Property on such date is in first-class condition and repair;

                 (ii) to any accruals, sinking funds or the like set forth in the Capital Budget for repairs, improvements or replacements for items such as roofs, sprinkler systems and other similar items which will need to be replaced in the future; and

                 (iii)   the balance to Tenant.

          12.5 RIGHTS IN TENANT IMPROVEMENTS. All Tenant Improvements shall be the property of Landlord, except to the extent necessary for Tenant to have title in order for Tenant to be entitled to federal and state income tax benefits associated with Tenant Improvements as hereinafter stated. However, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Lease Term exclusive of any Capital Expenditures paid for from amounts credited to the Capital Replacement Fund, as to which Landlord shall be entitled all income tax benefits.


          12.6 LANDLORD'S RIGHT TO AUDIT CALCULATION OF GROSS REVENUE. Landlord, at its own expense except as provided hereinbelow, shall have the right from time to time, but not more often than once per year, directly or though its accountants to audit the information set forth in the Officer's Certificate referred to in Section 4.4 and in connection with such audits to examine Tenant's book and records with respect thereto (including supporting data, sales tax returns and Tenant's work papers). If any such audit discloses a deficiency in the payment of Percentage Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; PROVIDED, HOWEVER, that as to any audit that is commenced more than twelve (12) months after the date Gross Revenue for any Fiscal Year is reported by Tenant to Landlord in the Officer's Certificate, the deficiency, if any, with respect to such Gross Revenue shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any such audit discloses that the Gross Revenue actually received by Tenant for any Fiscal Year exceeds the Gross Revenue reported by Tenant in the Officer's Certificate by more than three percent (3%), then Tenant shall pay all reasonable costs of such audit and examination; provided Tenant shall have the right to submit the audit determination to arbitration in accordance with the procedures set forth in
Article 27. Landlord shall also have the right to review and audit from time to time, but not more often than once per year, Tenant's business operations including all books, records and financial statements of Tenant. Tenant shall promptly provide to Landlord copies of all such books, records, financial statements or any other documentation of Tenant's business operations reasonably requested by Landlord. Landlord shall not use any auditor in connection with audits permitted under this Lease whose fee is dependent, in whole or in part, on the result achieved by such audit.

          12.7 ANNUAL BUDGET. Not later than ninety (90) days prior to the commencement of each Fiscal Year, Tenant shall prepare and submit to Landlord an operating budget (the

"Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this Section 12.7. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in a form approved by Landlord for use throughout the Lease Term and show by quarter and for the year as a whole the following:

          (a) Tenant's reasonable estimate of Gross Revenue (including membership dues, daily use fees and other sources of Gross Revenue) and other revenue for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Landlord and Tenant, together with assumptions, in narrative form, forming the basis of such schedules.

          (b) An estimate of any amounts Landlord will be requested to provide for Capital Expenditures during the next four Fiscal Years, subject to the limitations set forth in Section 12.4.

          (c)    A cash flow projection.

          (d) A narrative description of any anticipated significant events, including, if requested by Landlord, a narrative description of any category of operating expenses that decrease or increase by five percent (5%) or more from the prior year's expenses.

          (e) Tenant's reasonable estimate for each Fiscal Quarter of the Percentage Rent to be paid for such quarter.


          Landlord shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve or disapprove the Annual Budget. If the parties are not able to reach agreement on the Annual Budget for any Fiscal Year during Landlord's thirty (30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempts shall include, if requested by either party, at least one (1) meeting of executive-level officers of Landlord and Tenant and one
(1) meeting with the directors of the Advisory Association. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Fiscal Year after complying with the foregoing requirements of this
Section 12.7, the parties shall adopt such portions of the Operating Budget and the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to the dispute resolution process set forth in this Lease for resolving disputes between Landlord and Tenant. Pending the results of such resolution or the earlier agreement of the parties, (i) if the Operating Budget has not been agreed upon, the Property will be operated in a manner consistent with the prior year's Operating Budget until a new Operating Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are specifically agreed to by Landlord and Tenant or are otherwise required to comply with Legal Requirements or Insurance Requirements. Tenant shall use its good faith and reasonable efforts to operate the Property in a manner reasonably consistent with the Annual Budget.

          12.8   FINANCIAL STATEMENTS.

          (a) Tenant shall utilize, or cause to be utilized, an accounting system for the Property in accordance with its usual and customary practice, and in accordance with GAAP, that will accurately record all data necessary to compute Percentage Rent, and Tenant shall retain for at least five (5) years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent. The books of account and all other records relating to or reflecting the operation of the Property shall be kept either at the Property or at Tenant's offices in Calabassas, California. Such books and records shall be available to Landlord and its representatives for examination, audit, inspection and transcription.

          (b) Tenant shall furnish to Landlord within thirty (30) days of the end of each Fiscal Quarter unaudited financial statements for the Fiscal Quarter and year to date, together with the same information for the comparable prior Fiscal Quarter and year to date, including the following: results of operations, a balance sheet, statements of cash flows and statement of changes in owner's equity. If Landlord requests, Tenant shall provide reviewed financial statements for such Fiscal Quarter; provided, however, such review shall be at Landlord's expense. Each quarterly report shall also include a narrative explaining any deviation in any major revenue or expense category or operating expenses (by category) of more than ten percent (10%) from the amounts set forth on the Annual Budget, together with, if appropriate a revised Annual Budget, which budget shall be subject to Landlord's review and approval as provided in Section 12.7. Each quarterly report shall also forecast any projected Percentage Rent payable for the following Fiscal Quarter.

          (c) For each Fiscal Year, Tenant shall deliver to Landlord within sixty (60) days of the end of such Fiscal Year financial statements prepared in accordance with GAAP and audited by an independent accounting firm approved by Landlord, in its reasonable discretion. Notwithstanding the foregoing, Landlord shall only require audited financial statements of Gross Revenue if Tenant's financial statements are not required to be separately stated by the Securities and Exchange Commission.

          (d) If requested by Landlord, Tenant will make available to Landlord and the Company and their respective lenders, underwriters, counsel, accountants and advisors such additional information and financial statements with respect to Tenant and the Property as Landlord may reasonably request without any additional cost to Tenant, and Tenant agrees to reasonably cooperate with Landlord and the Company in effecting public or private debt or equity financings by the Landlord or the Company, without any additional cost to Tenant, modifications to this Lease or the requirement of additional collateral from Tenant.


                                     ARTICLE 13
                    LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS

          13.1 LIENS. Subject to the provisions of Article 14 relating to permitted contests, Tenant will not directly or indirectly create and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Property or any attachment, levy, claim or encumbrance emanating from Tenant's actions or negligence, not including, however:

          (a)    this Lease;

          (b) the matters, if any, that existed as of the Commencement Date, as set forth on the title policy received by Landlord;

          (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 9.4 of this Lease;

          (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder;

          (e)    subleases or licenses permitted by Article 23;

          (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article 14;

          (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed (PROVIDED THAT such liens are in the process of being contested as permitted by Article 14) or not yet due; and

          (h) any liens which are created by or through Landlord or the responsibility of Landlord pursuant to the provisions of Article 25.

          13.2 ENCROACHMENTS AND OTHER TITLE MATTERS. Subject to Article 21 and excepting any matters granted or created by Landlord or matters existing as of the Commencement Date (which matters shall be the responsibility of Landlord unless set forth in the survey of the Property previously delivered to Tenant and then only to the extent that no material expenditure shall be required by Tenant), if any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Property is subject, or the use of the Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Landlord, the Company and Affiliates of the Company from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (ii) make such changes in the Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such violation or encroachment. Tenant's obligation under this Section 13.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                     ARTICLE 14
                                 PERMITTED CONTESTS

          14.1 AUTHORIZATION. Tenant, on its own or on Landlord's behalf (or in Landlord's name) but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 13.1; provided, however, that nothing in this Section 14.1 shall limit the right of Landlord to contest the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim with respect to the Property (and Tenant shall reasonably cooperate with Landlord with respect to such contest), and, FURTHER PROVIDED
THAT:

          (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Property, and neither the Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

          (b) in the case of a Legal Requirement, Landlord would not be subject to criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this Section 14.1(b), however, shall permit Tenant to delay compliance with any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

          (c) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security, if any, as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Property or the Rent by reason of such non-payment or noncompliance, PROVIDED, HOWEVER, the provisions of this Article 14 shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder;

          (d) no such contest shall interfere in any material respect with the use or occupancy of the Property;

          (e) in the case of an Insurance Requirement, the coverage required by Article 15 shall be maintained; and

          (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.


          14.2   INDEMNIFICATION OF LANDLORD.     Landlord, at Tenant's expense,
shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.
Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                     ARTICLE 15
                                     INSURANCE

          15.1 GENERAL INSURANCE REQUIREMENTS. During the Lease Term, Tenant shall at all times keep the Property, and all property located in or on the Property, including all Tenant's Personal Property and any Tenant Improvements, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State, and shall otherwise meet the requirements set forth in Section 15.5 of this Lease. The policies must name Landlord as an additional insured or loss payee, as applicable. Losses shall be payable to Landlord and/or Tenant as provided in this Article 15. In addition, the policies shall name as a loss payee any Facility Mortgagee by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord provided Landlord by written notice to Tenant has elected to participate in such loss adjustment, Tenant, and each Facility Mortgagee, if any. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies on the Property, including the Improvements, Fixtures, Tangible and Intangible Personal Property and any Tenant Improvements, shall insure against the following risks:

          (a) ALL RISK. Loss or damage by all risks or perils including, but not limited to, fire, vandalism, malicious mischief and extended coverages, including sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof covering all structures built on the Property and all Tangible Personal Property; and further provided the Tangible Personal Property may be insured at its fair market value.

          (b) LIABILITY. Claims for personal injury or property damage under a policy of comprehensive general liability insurance with amounts not less than five million dollars ($5,000,000) per occurrence and in the aggregate.

          (c) FLOOD. Flood insurance (when the Property is located in whole or in material part a designated flood plain area) in an amount similar to the amount insured by comparable golf course properties in the area. Notwithstanding the foregoing, Tenant shall not be required to participate in the National Flood Insurance Program or otherwise obtain flood insurance to the extent not available at commercially reasonable rates; provided Tenant shall give Landlord written notice thereof prior to cancelling or not obtaining any flood insurance. Tenant may opt to insure the structures only, and not the Land, subject to the approval of Landlord, in Landlord's reasonable discretion.

          (d) WORKER'S COMPENSATION. Adequate worker's compensation insurance coverage for all Persons employed by Tenant on the Property in accordance with the requirements of applicable federal, state and local laws, which may include provisions for self-insurance if permitted by applicable law.

          15.2 OTHER INSURANCE. Such other insurance on or in connection with any of the Property as Landlord or any Facility Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Property and located in the geographic area where the Property is located.

          15.3 REPLACEMENT COST. In the event either party believes that the Full Replacement Cost of the insured property has increased or decreased at any time during the Lease Term, it shall have the right to have such Full Replacement Cost redetermined by the Impartial Appraiser. The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 15.3, as the case may be, to the amount so determined by the Impartial Appraiser.
Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

          15.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Facility Mortgagee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

          15.5 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this Article 15 shall be written in a form reasonably satisfactory to Landlord and by insurance companies rated not less than B+, XII by A.M. Best's Insurance Guide. Tenant shall pay all premiums for the policies of insurance referred to in Sections 15.1 and 15.2 and shall deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this Article 15, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, which premiums shall be repayable to Landlord upon written demand as Additional Charges. Each insurer issuing policies pursuant to this Article 15 shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Property for purposes more hazardous than those permitted by the provisions of such policy,
(iii) any foreclosure or other action or proceeding taken by any Facility Mortgagee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Property.

          15.6 CHANGE IN LIMITS. In the event that Landlord shall at any time reasonably determine on the basis of prudent industry practice that the liability insurance carried by Tenant pursuant to Sections 15.1 and 15.2 is either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Article 15; PROVIDED, HOWEVER, that the deductibles for such insurance or the amount of such insurance which is self-retained by Tenant shall be as reasonably determined by Tenant so long as Tenant can reasonably demonstrate its ability to satisfy such deductible or amount of such self-retained insurance.

          15.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article 15, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; PROVIDED, HOWEVER, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 15 are otherwise satisfied. The amount of this total insurance allocated to each of the Leased Properties, which amount shall be not less than the amounts required pursuant to Sections 15.1 and 15.2, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord and Facility Mortgagee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord and Facility Mortgagee.

          15.8 INSURANCE PROCEEDS. All proceeds of insurance payable by reason of any loss or damage to the Property, or any portion thereof, and insured under any policy of insurance required by this Article 15 shall (i) if greater than $200,000, be held in an escrow with disbursements approved in writing by Landlord and (ii) if less than such amount, be paid to Tenant and held by Tenant. All such proceeds shall be held in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Property, or any portion thereof.

          15.9 DISBURSEMENT OF PROCEEDS. Any proceeds held by Landlord or Tenant shall be paid out by Landlord or Tenant from time to time for the reasonable costs of such reconstruction or repair; PROVIDED, HOWEVER, that Landlord shall disburse proceeds subject to the following requirements:

          (a) prior to commencement of restoration, (i) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and (ii) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

          (b) Except for payments as are customary to be made prior thereto, Tenant shall have obtained and delivered to Landlord copies of all necessary governmental and private approvals necessary to complete the reconstruction or repair, including building permits, licenses, conditional use permits and certificates of need;

          (c) at the time of any disbursement, subject to Article 14, no mechanics' or materialmen's liens shall have been filed against any of the Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the State;

          (d) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (i) satisfactory evidence of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) waivers of liens, (iii) a satisfactory bring down of title insurance and (iv) other evidence of cost and payment so that Landlord and Facility Mortgagee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

          (e) each request for disbursement shall be accompanied by a certificate of Tenant, signed by a senior member or officer of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

          (f) to the extent actually held by Landlord and not a Facility Mortgagee, (1) the proceeds shall be held in a separate account and shall not be commingled with Landlord's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds; and

          (g) such other reasonable conditions as Landlord or Facility Mortgagee may reasonably impose, including, without limitation, payment by Tenant of reasonable costs of administration imposed by or on behalf of Facility Mortgagee should the proceeds be held by Facility Mortgagee.

          15.10 EXCESS PROCEEDS, DEFICIENCY OF PROCEEDS. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Property (or in the event neither Landlord nor Tenant is required to or elects to repair and restore) shall be paid to Landlord and deposited in the Capital Replacement Fund except for any portion specifically applicable to Tenant's merchandise and inventory. All salvage resulting from any risk covered by insurance shall belong to Landlord.

          If the costs of restoration or reconstruction exceeds the amount of proceeds received by Landlord or Tenant from insurance, Tenant shall pay for such excess cost of restoration or reconstruction, except that Tenant may petition Landlord for withdrawal from the Capital Replacement Fund to cover some or all of such excess, subject to the approval of Landlord in Landlord's sole and absolute discretion.

          15.11  RECONSTRUCTION COVERED BY INSURANCE.

                 (a) DESTRUCTION RENDERING PROPERTY UNSUITABLE FOR ITS PRIMARY USE. If during the term the Property is totally or partially destroyed from a risk covered by the insurance described in Article 15 and the Property thereby is rendered Unsuitable For Its Primary Intended Use, Tenant shall, at its election, either (i) diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction, or (ii) terminate the Lease by delivery of written notice received by Landlord within thirty (30) days of the date of the damage or destruction and assign all of its rights to any insurance proceeds required under this Lease to Landlord.

                 (b) DESTRUCTION NOT RENDERING PROPERTY UNSUITABLE FOR ITS PRIMARY USE. If during the term, the Property is totally or partially destroyed from a risk covered by the insurance described in Article 15, but the Real Property is not thereby rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction, subject to Legal Requirements; PROVIDED, HOWEVER, Tenant shall not be required to restore certain Tangible Personal Property and/or any Tenant Improvements if failure to do so does not adversely affect the amount of Rent payable hereunder or the Primary Intended Use in substantially the same manner immediately prior to such damage or destruction. Such damage or destruction shall not terminate this Lease; PROVIDED FURTHER, HOWEVER, if Tenant cannot within eighteen (18) months obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Property for its Primary Intended Use in substantially the same manner immediately prior to such damage or destruction, Tenant may terminate the Lease.

          15.12 RECONSTRUCTION NOT COVERED BY INSURANCE. If during the Term, the Property is damaged from a risk not covered by the insurance described in
Article 15, and such damage or destruction does not render the Property Unsuitable For Its Primary Intended Use, Tenant shall restore the Property to substantially the same condition as existed immediately before the damage or destruction and Tenant may use proceeds from the Capital Replacement Fund to perform such work, subject to the conditions set forth in Section 12.4 hereof. If during the Term, the Property is materially damaged or destroyed by a risk not covered by the insurance described in Article 15 and the Property is rendered Unsuitable For Its Primary Intended Use, Tenant shall have the right to terminate this Lease upon by delivery of written notice received by Landlord within thirty (30) days of the date of the damage or destruction.

          15.13 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period required for repair and restoration.

          15.14 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Property which Landlord or Tenant is obligated to restore or may restore under any of the provisions of this Lease.

          15.15 DAMAGE NEAR END OF TERM. Notwithstanding any other provision to the contrary in this Article 15, if damage to or destruction of the Property occurs during the last twenty-four (24) months of the Lease Term, and if such damage or destruction cannot reasonably be expected by Landlord to be fully repaired or restored prior to the date that is twelve (12) months prior to the end of the then-applicable Term, then either Landlord or Tenant shall have the right to terminate the Lease on thirty (30) days' prior notice to the other by giving notice thereof within sixty (60) days after the date of such damage or destruction. Upon any such termination, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention. If Landlord shall give Tenant a notice under this
Section 15.15 that it seeks to terminate this Lease at a time when Tenant has a remaining Extended Term, then such termination notice shall be of no effect if Tenant shall exercise its rights to extend the Term not later than the earlier of the time required by Section 3.2 or thirty (30) days after Landlord's notice given under this Section 15.15.

                                     ARTICLE 16
                                    CONDEMNATION

          16.1 TOTAL TAKING. If at any time during the Term the Property is totally and permanently taken by Condemnation, this Lease shall terminate on the Date of Taking and Tenant shall promptly pay all outstanding rent and other charges through the date of termination.

          16.2 PARTIAL TAKING. If a portion of the Property is taken by Condemnation, this Lease shall remain in effect if the Property is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Property is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate on the Date of Taking.

          16.3 RESTORATION. If there is a partial taking of the Property and this Lease remains in full force and effect pursuant to Section 16.2, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the Award payable to Landlord, as provided herein. If Tenant receives an Award under Section 16.4, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.


          16.4 AWARD-DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of: (i) the loss of Tenant's business during the remaining term, (ii) any Tenant Improvements and (iii) the leasehold interest of Tenant under this Lease.

          16.5 TEMPORARY TAKING. The taking of the Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect with an abatement of rent during the period Tenant is deprived of the material benefits of the Property. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Lease Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant; provided, however, that Landlord shall be reimbursed for all rent abated under this Section 16.5.

                                     ARTICLE 17
                                 EVENTS OF DEFAULT

          17.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

          (a) if Tenant shall fail to make payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord;

          (b) if Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof PROVIDED,

     HOWEVER, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

          (c) if, except as a result of damage, destruction or a partial or complete Condemnation or other Unavoidable Delays, Tenant voluntarily ceases operations on the Property;

          (d) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect; or

          (e) a monetary event of default under the Guaranty (including any failure to increase the letter of credit as provided therein or violation of the debt limitations therein) shall exist and such default shall not have been cured within ten (10) days of Tenant's receipt of written notice thereof;

          THEN, Tenant shall be declared to have breached this Lease. Landlord may terminate this Lease by giving Tenant not less than ten (10) days' notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

          17.2 PAYMENT OF COSTS. Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

          17.3 CERTAIN REMEDIES. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to
Section 17.1, Tenant shall, to the extent permitted by law, if required by Landlord to do so, immediately surrender to Landlord the Property pursuant to the provisions of Section 17.1 and quit the same and Landlord may enter upon and repossess the Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any and all Tenant's Personal Property from the Property subject to any requirement of law.

          17.4 DAMAGES. None of the following events shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting: (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Property, (c) the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting. In the event of any such


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

termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Property to, and including, the date of such termination. Thereafter, Tenant shall forthwith pay to Landlord, at Landlord's option, as and for liquidated and agreed current damages for Tenant's default, and not as a penalty, either:

          (a)    the sum of:

                 (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

                 (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such unpaid Rent that Tenant proves could have been reasonably avoided,

                 (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such unpaid Rent that Tenant proves could be reasonably avoided, and

                 (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          In making the above determinations, the "worth at the time of the award" in subsections (i) and (iii) shall be determined by the court having jurisdiction thereof including interest at the Overdue Rate and the "worth at the time of the award" in subsection (iii) shall be determined by the court having jurisdiction thereof using a discount rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%) and the Percentage Rent shall be deemed to be the same as for the then-current Fiscal Year or, if not determinable, the immediately preceding Fiscal Year, for the remainder of the Term, or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof; or

          (b) without termination of Tenant's right to possession of the Property, each installment of said Rent and other sums payable by Tenant to Landlord under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease.

          17.5 ADDITIONAL REMEDIES. Landlord has all other remedies that may be available under applicable law.

          17.6 APPOINTMENT OF RECEIVER. Upon the occurrence of an Event of Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter or right, to the appointment of a receiver or receivers acceptable to Landlord of the Property and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

          17.7 WAIVER. If this Lease is terminated pursuant to Section 17.1, Tenant waives, to the extent permitted by applicable law (a) any right of redemption, re-entry or repossession and (b) any right to a trial by jury.

          17.8 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State.

          17.9 IMPOUNDS. Landlord shall have the right during the continuance of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Impound Payment") sufficient to pay the Impound Charges (as hereinafter defined) as they become due. As used herein, "Impound Charges" shall mean real estate taxes on the Property or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Impound Charges and of each Impound Payment. The Impound Payments shall be held in a separate account and shall not be commingled with other funds of Landlord and interest thereon shall be held for the account of Tenant. Landlord shall apply the Impound Payments to the payment of the Impound Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Impound Payments theretofore paid to Landlord shall be insufficient for the payment of the Impound Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

                                     ARTICLE 18
                     LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

          If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Article 17, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. Landlord may, to the extent permitted by law, enter upon the Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article 18 shall survive the expiration or earlier termination of this Lease.

                                     ARTICLE 19
                                 LEGAL REQUIREMENTS

          Subject to Article 14 regarding permitted contests, Tenant, at its expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Property, whether or not compliance therewith shall require structural changes in any of the Improvements or interfere with the use and enjoyment of the Property; and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any part thereof.

                                     ARTICLE 20
                                    HOLDING OVER

          If Tenant shall for any reason remain in possession of the Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be deemed to be a tenant at sufferance during which time Tenant shall pay as rental each month, 125% of the aggregate of (i) the aggregate Base Rent and monthly portion of the Percentage Rent payable with respect to that month in the last Fiscal Year; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                     ARTICLE 21
                                    RISK OF LOSS

          21.1 GENERALLY. Except as otherwise provided herein, during the Lease Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Property as a consequence of the damage or destruction thereof by fire, flood, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant. In the absence of gross negligence, willful misconduct or breach of this Lease by Landlord pursuant to Section 28.2, except as otherwise provided below, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article 21 entitle Tenant to any abatement of Rent.

          21.2   ABATEMENT OF RENT.     In the event Tenant is prevented from
using, and does not use, the Property or any portion thereof, for thirty consecutive (30) days ("Eligibility Period") as a result of (a) through no fault of Tenant, any damage or destruction (b) through no fault of Tenant, the enactment or enforcement of any Legal Requirement that effectively prohibits the use the Property for the Primary Intended Use, or (b) because of the presence of Hazardous Substances in, on or around the Property not caused by Tenant which could pose a health risk to users of the Property, then Tenant's Rent shall be abated or reduced, as the case may be, as of the commencement of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Property or a portion thereof, in the proportion that the area of the portion of the Property that Tenant is prevented from using, and does not use, impacts the operation of Tenant's business on the Property. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Property for a period of time in excess of the Eligibility Period, and the remaining portion of the Property is not sufficient to allow Tenant to conduct in a reasonable manner its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from conducting in a reasonable manner its business therein, the Rent for the entire Property shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Property during such period, the Rent equitably allocable to such reoccupied portion shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain or taking Tenant's abatement period shall continue until Tenant has been given sufficient time as reasonably determined by Tenant's contractor and sufficient access to the Property to rebuild such portion it is required to rebuild (including the Tenant Improvements) to the extent the same shall have been removed as a result of such


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

damage or destruction. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by this Lease, then the Eligibility Period shall not be applicable.

          In the event Tenant is prevented from using, and does not use, the Property or any portion thereof, for a period of 180 consecutive days as a result of (a) through no fault of Tenant, the enactment or enforcement of any Legal Requirement that effectively prohibits the use the Property for the Primary Intended Use, or (b) because of the presence of Hazardous Substances in, on or around the Property not caused by Tenant which could pose a health risk to users of the Property, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord.

          In the event of any abatement of rent described in Section 21.2(a) (damage or destruction), then Landlord, at Landlord's option, shall have the right to make a loan to Tenant to permit Tenant to pay the Rent hereunder. The terms of such loan shall be the same as for the Loan Amount described in
Section 12.3(b), except (i) there shall be no increase in the interest rate as a result of the Base Escalator, and (ii) principal shall be payable from any Net Operating Income prior to any distributions of Net Operating Income to any partners or members of Tenant or Affiliates thereof. Furthermore, if at the time of the damage or destruction giving rise to the rent abatement described in Section 21.2(a) the Net Operating Income for the Property (exclusive of Tenant debt service under the Loan Amount, if any, or any Leasehold Financing, if any prior to payment of Rent hereunder) does not equal or exceed 110% of the Rent, then (A) the Rent shall not abate, and (B) Landlord shall not make any loan to Tenant.

                                     ARTICLE 22
                                  INDEMNIFICATION

          22.1 TENANT'S INDEMNIFICATION OF LANDLORD. Except as otherwise provided in Section 10.2 and notwithstanding the existence of any insurance provided for in Article 15, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord, the Company and Affiliates of the Company from and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord, the Company or Affiliates of the Company by reason of:


          (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or adjoining property, including, but not limited


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

     to, any accident, injury to or death of Person or loss of or damage to property resulting from golf balls, golf clubs, golf shoes, lawn mowers or other equipment, pesticides, fertilizers or other substances, golf carts, tractors or other motorized vehicles present on or adjacent to the Property;

          (b) any use, misuse, non-use, condition, maintenance or repair of the Property;

          (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease);

          (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;

          (e) any so-called "dram shop" liability associated with the sale and/or consumption of alcohol at the Property;

          (f) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Property to be performed by the landlord (Tenant) thereunder; or

          (g) any liability Landlord may incur or suffer as a result of any permitted contest by Tenant pursuant to Article 14.

          22.2 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees) imposed upon or incurred by or asserted against Tenant as a result of Landlord's active, gross negligence or willful misconduct or as a result of Landlord's non-performance of its obligations under the Lease.

          22.3 MECHANICS OF INDEMNIFICATION. As soon as reasonably practicable after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this Article 22, the indemnified party shall give notice thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article 22 as soon as a claim has been threatened by a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by


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

the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the indemnified party may at all times participate in such defense at its expense, and PROVIDED FURTHER, HOWEVER, that the indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

          22.4 SURVIVAL OF INDEMNIFICATION OBLIGATIONS; AVAILABLE INSURANCE PROCEEDS. Tenant's or Landlord's liability for a breach of the provisions of this Article 22 arising during the term hereof shall survive any termination of this Lease. Notwithstanding anything herein to the contrary, each party agrees to look first to the available proceeds from any insurance it carries in connection with the Property prior to seeking indemnification or otherwise seeking to recover any amounts to compensate a party for its damages and then to seek indemnification only to the extent of any loss not covered by their available insurance proceeds.

                                     ARTICLE 23
                             SUBLETTING AND ASSIGNMENT

          23.1 PROHIBITION AGAINST ASSIGNMENT. Except as otherwise permitted hereunder, Tenant shall not, without the prior written consent of Landlord, which consent Landlord may not unreasonably withhold or delay, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant) the Lease or any interest therein, all or any part of the Property, whether voluntarily, involuntarily or by operation of law. For purposes of this
Article 23, a Change in Control of the Tenant shall constitute an assignment of this Lease. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to assign, sublease or otherwise transfer all or any portion of the Property subject to this Lease or this Lease to any Permitted Assignee without the consent of Landlord, provided Landlord shall be given prior written notice of such transfer. In no event shall Tenant be permitted to transfer this Lease to any publicly-traded Real Estate Investment Trust or any affiliate thereof or to American Golf Corporation.


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

          23.2   SUBLEASES.

                 (a) PERMITTED SUBLEASES. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its reasonable discretion, further sublease or license portions of the Property to third parties, including concessionaires or licensees. Without limiting the foregoing, Tenant's proposed sublease or any of the following transfers shall require Landlord's prior written consent, which consent Landlord may withhold in its reasonable discretion:

                         (i)       sublease or license to operate golf courses;

                         (ii) sublease or license to operate golf professionals' shops;

                         (iii) sublease or license to operate golf driving ranges;

                         (iv) sublease or license to provide golf lessons by other than a resident professional;

                         (v)       sublease or license to operate restaurants;

                         (vi)      sublease or license to operate bars;

                         (vii) sublease or license to operate spa or health clubs; and

                         (viii) sublease or license to operate any other portions (but not the entirety) of the Property customarily associated with or incidental to the operation of the golf course.

                 (b) TERMS OF SUBLEASE. Each sublease with respect to the Property shall be subject and subordinate to the provisions of this Lease. No sublease made as permitted by this Section 23.2 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

                 (c) COPIES. Tenant shall, not less than sixty (60) days prior to any proposed assignment or sublease, deliver to Landlord written notice of its intent to assign or sublease, which notice shall identify the intended assignee or sublessee by name and address, shall specify the effective date of the intended assignment or sublease, and shall be accompanied by an exact copy of the proposed assignment or sublease.
     Tenant shall provide Landlord with such additional information or documents reasonably


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

     requested by Landlord with respect to the proposed transaction and the proposed assignee or subtenant, and an opportunity to meet and interview the proposed assignee or subtenant, if requested.

                 (d) ASSIGNMENT OF RIGHTS IN SUBLEASES. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than ninety (90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                 (e) LICENSES, ETC. For purposes of this Section 23.2, subleases shall be deemed to include any licenses, concession arrangements, management contracts (except to an Affiliate of the Lessee) or other arrangements relating to the possession or use of all or any part of the Property.

          23.3 TRANSFERS. No assignment or sublease shall in any way impair the continuing primary liability of Tenant hereunder, as a principal and not as a surety or guarantor, and no consent to any assignment or sublease in a particular instance shall be deemed to be a waiver of the prohibition set forth in Section 23.1. Any assignment shall be solely of Tenant's entire interest in this Lease. Any assignment or other transfer of all or any portion of Tenant's interest in the Lease in contravention of the terms of this Lease shall be voidable at Landlord's option. Anything in this Lease to the contrary notwithstanding, Landlord shall have no obligation to consent to any proposed sublet if Landord reasonably determines that such sublet would reduce the Percentage Rent payable to Landlord hereunder.

          23.4 REIT LIMITATIONS. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not (i) sublet or assign or enter into other arrangements such that the


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

amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Property or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a 10% or greater interest; or (iii) sublet or assign the Property or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 23.4 shall likewise apply to any further subleasing by any subtenant.

          23.5 LEASEHOLD MORTGAGE. Tenant shall have the right to mortgage the Leasehold under a Leasehold Mortgage and to assign the entire Leasehold as collateral security for such Leasehold Mortgage. The parties hereby acknowledge and agree that Landlord's right, title and interest in and to the Property are and at all times shall be superior to any Leasehold Mortgage. In addition, Landlord shall have no obligation to guarantee any of Tenant's indebtedness or other obligations secured by any Leasehold Mortgage.

          If Tenant shall mortgage the Leasehold, in accordance with Section 23.5, Landlord agrees that so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holders of any such Leasehold Mortgage to Landlord, the following provisions shall apply:

          (a) Landlord agrees that if the Leasehold Mortgagee acquires title to the Leasehold by reason of any event of default by Tenant, if requested by and at the cost of such Leasehold Mortgagee within thirty (30) days of the Leasehold Mortgagee acquiring title, Landlord will, upon the Leasehold Mortgagee curing all past monetary defaults of Tenant, enter into a new lease of the Property with the Leasehold Mortgagee for the remainder of the Term, effective as of the date of such termination, at the Rent and upon the terms, provisions, covenants and agreements as herein contained and subject to the rights, if any, of any parties then in possession of any part of the Property;

          (b) Nothing herein contained shall require the Leasehold Mortgagee to enter into a new lease;

          (c) Foreclosure of the Leasehold Mortgage, or any sale or conveyance of the Leasehold from Tenant to the Leasehold Mortgagee in lieu thereof, shall not require the


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

consent of Landlord or constitute a breach of any provision of or a default under this Lease, provided the Leasehold Mortgagee satisfies the following conditions upon such foreclosure, sale or conveyance Landlord shall recognize the purchaser or other transferee in connection therewith as Tenant hereunder:
(x) such Leasehold Mortgagee, in good faith, has promptly notified Landlord of its intent to cure any default of Tenant, and thereafter, (i) in the event of a default which can be cured by the payment of money, has cured such default within thirty (30) days after notice thereof has been given to such Leasehold Mortgagee, or (y) in the event of any other default, has promptly commenced to cure such default and is prosecuting the same to completion with reasonable diligence, subject to force majeure; or (ii) if possession of the Property is required in order to cure such default, or if such default is not susceptible of being cured by such Mortgagee, as long as such Mortgagee, in good faith, shall have notified Landlord and Tenant that such Mortgagee intends to institute proceedings under its Mortgage and, thereafter, as long as such proceedings shall have been promptly instituted and shall be prosecuted with reasonable diligence and, after having obtained possession, such Mortgagee prosecutes the cure to completion with reasonable diligence.

          (d) In the event the Leasehold Mortgagee becomes Tenant under this Lease or under any new lease, the Leasehold Mortgagee shall be personally liable for the obligations of Tenant under this Lease or a new lease for the period of time that the Leasehold Mortgagee remains Tenant hereunder. The Leasehold Mortgagee's right thereafter to assign this Lease or the new lease shall be subject to the terms and conditions of this Lease.


          23.6   BANKRUPTCY LIMITATIONS.

          (a) Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively, the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

          (b) If the Trustee proposes to assume or to assign this Lease or sublet the Property (or any portion thereof) to any Person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days


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after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the bankruptcy court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to receive and assignment of this Lease or subletting of the Property to Landlord or Landlord's designee upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

          (c) The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures any Event of Default then existing or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) any proposed assignee of this Lease shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth reasonably satisfactory to Landlord or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under this Lease, which guarantor shall provide an audited financial statement meeting the requirements of (i) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and
(ii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Property. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

          (d) The parties agree that for the purposes of the Bankruptcy Code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss." The term "actual pecuniary loss" shall


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mean, in addition to any other provisions contained herein relating to
Landlord's damages upon default, obligations of Tenant to pay money under this Lease and all attorneys' fees and related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant's bankruptcy proceedings).

          (e) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

          23.7 MANAGEMENT AGREEMENT. Tenant shall not enter into any management agreement that provides for the management and operation of the entire Property by an unaffiliated third party without the prior written consent of Landlord and any such agreement shall be deemed to be an assignment for purposes of this Lease. The golf course at the Property will always be managed by a golf course operator experienced in the operations of first-class golf courses.

          23.8   RIGHT OF FIRST OFFER.

          (a) Subject in all events to the restrictions contained herein on assignments or other transfers, in the event either party desires to assign, sell, convey or otherwise transfer (in any case, "Transfer") all or any portion of its interest in the Property, or should either party receive an offer for the same which such party intends to accept (in either case, the "Selling Party"), the Selling Party shall give prompt notice in writing to the other party hereto ("Buying Party") setting forth the interests or rights (the "Conveyed Rights") which will be the subject of the Transfer, the price and other terms (the "Terms of Sale") of the Transfer of the Conveyed Rights.

          (b) The giving of such notice by the Selling Party to the Buying Party shall constitute an offer by Selling Party to Transfer the Conveyed Rights to the Buying Party upon the same terms and conditions as contained in the Terms of Sale. Within ten (10) days after receipt of such notice, the Buying Party shall request any and all further information covering such offer as the Selling Party may reasonably require in order to evaluate fully such offer.

          (c) Within thirty (30) days after the Selling Party has supplied (to the extent available or reasonably obtainable) all requested information to the Buying Party (the "Election Period"), the Buying Party may elect (by sending notice to the Selling Party) to purchase or acquire the Conveyed Rights upon


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the same terms and conditions as contained in the Terms of Sale.  If the Buying
Party elects to purchase, then on the closing date (which date shall be the date set forth in the Buying Party's notice of election to the Selling Party but shall not be sooner than 15 days nor later than 120 days after the date of the giving of such notice of election), the Selling Party shall convey, transfer and assign to the Buying Party (or to its nominee or designee) all of the Conveyed Rights upon the same terms and conditions as contained in the Terms of Sale.

          (d) If the Buying Party does not exercise its right to purchase within the Election Period, the Selling Party may Transfer the Conveyed Rights to any third party; provided, however, such Transfer is made on terms and conditions no more favorable to such third party than those set forth in the Terms of Sale and such Transfer is consummated within 120 days after the expiration of the Election Period. In the event that such Transfer to a third party is not consummated within such 120 days, the provisions of this Section
23.8 shall be applicable to any subsequent proposed Transfer by the Selling Party as if the previous Terms of Sale had never been submitted.

          (e) No such sale shall relieve the Selling Party from any of its obligations under this Lease accruing prior to such sale.

          (f) The terms of this Section 23.8 shall not apply to Transfers of Conveyed Rights (i) to any Affiliate, (ii) to any transfers by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild or any holder of a direct or indirect interest in Tenant, to a trust for the benefit of any holder of a direct or indirect interest in Tenant or such spouse, parent, sibling, in-law, child or grandchild of a holder of a direct or indirect interest in Tenant, or (ii) to any person or entity that is a constituent member, partner or shareholder of Tenant or of any entity that has a direct or indirect interest in Tenant, or (iii) to any transfer to any entity acquiring all or substantially all of the assets of Landlord or any Affiliate of Landlord.


                                     ARTICLE 24
                    OFFICER'S CERTIFICATES AND OTHER STATEMENTS

          24.1 OFFICER'S CERTIFICATES. At any time, and from time to time upon either party's receipt of not less than ten (10) days' prior written request by the other party hereto, such party will furnish to the other party an Officer's Certificate certifying that:

          (a) this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);



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          (b)    the dates to which the Rent has been paid;

          (c) whether or not to the best knowledge of Tenant (or Landlord, as the case may be), Tenant (or Landlord) is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant (or Landlord) may have knowledge;

          (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Tenant (or Landlord) before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant (or Landlord); and

          (e) responding to such other questions or statements of fact as Landlord (or Tenant) shall reasonably request.

          Either party's failure to deliver such Officer's Certificate within such time shall constitute an acknowledgement by such party that this Lease is unmodified and in full force and effect except as may be represented to the contrary by the requesting party, the requesting party is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such Officer's Certificate furnished pursuant to this Section 24.1 may be relied upon by the requesting party and any prospective lender or purchaser or other transferee of the requesting party.

          24.2 ENVIRONMENTAL STATEMENTS. Immediately upon Tenant's learning, or having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Property or any adjacent property, Tenant shall notify Landlord in writing of (a) the existence of any such Hazardous Material; (b) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (c) any claim made or threatened by any Person against Tenant or the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (d) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Property, including any complaints, notices, warnings or asserted violations in connection therewith.


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                                     ARTICLE 25
                                 LANDLORD MORTGAGES

          25.1 LANDLORD MAY GRANT LIENS. Subject to Section 25.2, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any Landlord's Encumbrance upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Provided Tenant receives a non-disturbance agreement in a form and substance customarily agreed to by sophisticated parties from any party holding an interest in the Property or any portion thereof superior to that of Tenant under this Lease, this Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Property. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request for such purposes.

          25.2 TENANT'S NON-DISTURBANCE RIGHTS. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, none of Tenant's rights under this Lease shall be disturbed by the holder of any Landlord's Encumbrance which is created or otherwise comes into existence after the Commencement Date.

          25.3 FACILITY MORTGAGE PROTECTION. Tenant agrees that the holder of any Landlord Encumbrance shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease prior to becoming the Landlord, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any such holder whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such holder thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof.

                                     ARTICLE 26
                                SALE OF FEE INTEREST

          If Landlord shall convey the Property in accordance with the terms hereof, and subject to Tenant's rights under Section 23.8 other than as security for a debt, Landlord shall, upon the written assumption by the transferee of the Property of all liabilities and obligations of the Lease be released from all


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future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Property; provided Landlord's transferee agrees in writing to assume all of Landlord's obligations under this Lease arising from and after the date of such transfer. All such future liabilities and obligations shall thereupon be binding upon the new owner.


                                      ARTICLE 27

                                  DISPUTE RESOLUTION

          27.1   DISPUTE RESOLUTION PROCEDURE.    Any dispute, controversy or
claim arising out of or relating to this Lease ("DISPUTE") shall be resolved in the following manner, which shall be in lieu of litigation in any court:

          (a) NEGOTIATION. The parties will attempt in good faith to resolve the Dispute promptly by negotiations between senior representatives of the parties who have authority to settle the Dispute (each a "REPRESENTATIVE") in accordance with the following procedures:

                 (i) The party raising the Dispute ("DISPUTING PARTY") shall give the other party written notice of the Dispute ("DISPUTE NOTICE"). Within ten (10) days after receipt of a Dispute Notice, the receiving party shall submit to the Disputing Party a written response. The Dispute Notice and the response shall include (A) a statement of the nature of the Dispute or the party's position relative to the Dispute, as applicable, (B) a summary of the information supporting the party's position, and (C) the name and title of the individual who will be that party's Representative in the resolution of the Dispute. The Representatives shall meet at a mutually acceptable time and place within ten (10) days after the date of the other party's response to the Dispute Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.

                 (ii) The Representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the need for mediation or arbitration. During the course of such negotiations, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised. The specified format for such discussions shall be left to the discretion of the Representatives, but may include the preparation of agreed upon statements of fact or of positions urnished to the other party. All verbal and written


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          communications between the parties and issued or prepared in connection with this Section 27.1(a) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise), in any arbitration or other proceedings for the resolution of the Dispute.

          (b)    MEDIATION.  If the Dispute is not resolved within forty-five
(45) days of the date of the Dispute Notice, or if the party receiving the Dispute Notice does not respond in writing to the Dispute Notice within ten (10) days after receiving the same, or if either party will not meet with the other party within ten (10) days after delivery of such response to the Disputing Party, then either party may refer the Dispute to the Judicial Arbitration & Mediation Services, Inc. ("JAMS") for mediation in accordance with the following procedures:

                 (i) A party may commence the mediation process with JAMS by notifying JAMS and the other party in writing ("MEDIATION NOTICE") of such party's desire that the Dispute be resolved through mediation, including therewith a copy of the Dispute Notice and the response thereto, if any.

                 (ii) The mediation shall be conducted through, by and at the JAMS' office located closest to the Property.

                 (iii) The mediation shall be conducted by a single mediator. The parties may select any mutually acceptable member from the panel of retired judges at JAMS as a mediator. If the parties cannot agree on a mediator within five (5) days after the date of the Mediation Notice, then the JAMS' Arbitration Administrator shall send a list and resumes of three (3) available mediators to the parties, each of whom shall strike one name, and the remaining person shall be appointed as the mediator. If more than one name remains, either because one or both parties has failed to respond to the JAMS' Arbitration Administrator within five (5) days of receiving the list or because one or both parties have failed to strike a name from the list or because both parties strike the same name, the JAMS' Arbitration Administrator will choose the mediator from the remaining names. If the designated mediator shall die, become incapable of, unwilling to, or unable to serve or proceed with the mediation, a substitute mediator shall be appointed in accordance with the selection procedure described above in this Section 27.1(b)(iii), and such substituted mediator shall have




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


          all such powers as if he or she had been originally appointed herein.


                 (iv) The mediation shall consist of one or more informal, non-binding meetings between the Representatives and the mediator, jointly and in separate caucuses, out of which the mediator will seek to guide the parties to a resolution of the Dispute. The mediation process shall continue until the resolution of the Dispute, or the termination of the mediation process pursuant to Section 27.1(b)(vii).

                 (v) The costs of the mediation, including fees and expenses, shall be borne equally by the parties.

                 (vi) All verbal and written communications between the parties and issued or prepared in connection with this Section 27.1(b) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise) in any arbitration or other proceedings for the resolution of the Dispute.

                 (vii) The initial mediation meeting between the Representatives and the mediator shall be held within twenty (20) days after the Mediation Notice. Either party may terminate the mediation process and commence the arbitration procedures described in Section 27.1(c) below upon the earlier to occur of (A) the failure of the initial mediation meeting to occur within twenty (20) days after the date of the Mediation Notice, (B) the passage of thirty (30) days from the date of the Mediation Notice without the Dispute having been resolved, or (C) such time as the mediator makes a finding that there is no possibility of resolution through mediation.

          (c) ARBITRATION. If the Dispute is not resolved through the mediation process, then upon termination of the mediation process pursuant to
Section 27.1(b)(vii), the Dispute shall be resolved by a final and binding arbitration administered by JAMS according to its Rules of Practice and Procedure then in effect and the following procedures:

                 (i) Unless barred by the statute of limitations, either party may initiate the arbitration process by serving, as in a civil action, the other party with notice of the nature of the Dispute and a demand for arbitration ("ARBITRATION DEMAND"), which Arbitration Demand shall include a description of the Dispute, the amount involved and the remedy sought. The Dispute shall be waived and forever barred if on the date of the


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          Dispute Notice, the claim, if asserted in a civil action, would be barred by the applicable state or federal statute of limitations.

                 (ii) The party commencing the arbitration process shall file a copy of the Arbitration Demand at the regional office of JAMS located closest to the Property, together with the appropriate filing fee as provided in JAMS' existing fee schedule.

                 (iii) If the responding party desires to file a response or counterclaim, it must do so within twenty (20) days of service of the Arbitration Demand. Failure to file a counterclaim or response will not operate to delay the arbitration proceedings.

                 (iv) After the filing of the Arbitration Demand, response and counterclaim, no further claims or counterclaims may be made except on motion to the arbitrator.

                 (v) The case shall be submitted to a single arbitrator. The parties may select any mutually acceptable member from the panel of retired judges at JAMS as arbitrator. If the parties cannot agree on an arbitrator within five (5) days after the date of the Arbitration Demand, then the JAMS' Arbitration Administrator shall send a list and resumes of three (3) available arbitrators to the parties, each of whom shall strike one name, and the remaining person shall be appointed as the arbitrator. If more than one name remains, either because one or both parties has failed to respond to the JAMS' Arbitration Administrator within five (5) days of receiving the list or because one or both parties have failed to strike a name from the list or because both parties strike the same name, the JAMS' Arbitration Administrator will choose the arbitrator from the remaining names. If the designated arbitrator shall die, become incapable of, unwilling to, or unable to serve or proceed with the arbitration, a substitute arbitrator shall be appointed in accordance with the procedure described in this Section 27.1(c)(v), and such substituted arbitrator shall have all such powers as if he or she had been originally appointed herein.

                 (vi) arbitrator with any papers or information demanded or in the event that either party shall fail to attend hearings before him or her, the arbitrator is empowered by both parties to proceed ex parte.

                 (vii) The JAMS' Arbitration Administrator shall schedule a pre-hearing conference with the parties


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          within twenty (20) days after the date of the Arbitration Demand for the purpose of narrowing the issues, establishing a discovery schedule, arranging an acceptable procedure for any law and motion proceedings and in all respects arranging for the most expeditious hearing possible of the matters in dispute.

                 (viii) Discovery shall be at the discretion of the arbitrator and allowed only upon a showing of good cause utilizing the following guidelines:

                         (A) The arbitrator shall have discretion to order pre-hearing exchange of information, including but not limited to, the production of requested documents and exchanges of summaries of testimony of proposed witnesses; provided, however, that under all circumstances a party shall be entitled to receive from the other party any information or documents which it is entitled to receive or review under this Agreement and the right to receive the same shall not be subject to the arbitrator's discretion.

                         (B) Each party may propound only one interrogatory requesting the names and addresses of the witnesses to be called at the arbitration hearing.

                         (C) On a date to be determined at the pre-hearing conference, each party may serve one request for the production of documents. The documents are to be exchanged within five (5) days of such request.

                         (D) Each party may depose up to six (6) witnesses. Each deposition must be concluded within four (4) hours and all depositions must be taken within twenty (20) days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition.

                 (ix)    The arbitration hearing shall commence within thirty
          (30) days of the pre-hearing conference and shall be conducted in accordance with the following:

                         (A)    The parties must file briefs with the
                 arbitrator at least three (3) days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

                         (B) The parties have the right to representation by legal counsel throughout the arbitration proceedings.

                         (C) Within reasonable limitations, both sides at the hearing may call and examine witnesses for


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                 relevant testimony, introduce relevant exhibits or other
                 documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner.

                         (D) A court reporter shall attend the arbitration proceedings and keep a stenographic record thereof.

                         (E) Any party may request that oral evidence be given under oath.

                         (F) The judicial rules in effect in the Central District of the Superior Court of the State of California for the conduct of non-jury trials, including, but not limited to, the order of proof, the conduct of the hearing and the presentation and admissibility of evidence, shall apply in the arbitration proceeding.

                 (x) The issue of whether a Dispute is arbitrable hereunder shall also be subject to arbitration under this Section 27.1. The arbitrator shall apply the substantive laws of the State of California, other than the law of conflicts, and U.S. federal laws, to the resolution of each Dispute and to the issue of ax of any Dispute, including, but not limited to, the provisions of California statutory laws dealing with arbitration and the United States Arbitration Act, 9 U.S.C. Section 1-16, as they may exist at the time of the Arbitration Demand, but only insofar as such statutes are not in conflict with this Agreement, and specifically excepting therefrom sections of such statutes dealing with discovery. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

                 (xi) The arbitrator's award shall be made in accordance with the following:

                         (A) The decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable, including, but not limited to, injunctive relief or specific performance.

                         (B) The award must be made in writing and signed by the arbitrator and shall contain a concise statement of the reasons in support of the decision.


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

                         (C) The award must be mailed promptly to the parties, but no later than thirty (30) days from the closing of the hearing.

                         (D) The award can be judicially enforced pursuant to Section 1285, ET SEQ. of the Code of Civil Procedure. The award shall be final and binding and there shall be no direct appeal from the award on the grounds of error in the application of the law.

                         (E) The arbitrator shall award to the prevailing party in the arbitration all of its reasonable costs and expenses in connection with the arbitration, including, but not limited to, reasonable attorneys' fees and costs. If the arbitration involves more than one Dispute and the same party does not prevail in each of the Disputes, the arbitrator shall award such reasonable costs and expenses, equitably and ratably, for each Dispute on the basis of which party has prevailed in such Dispute.


                                     ARTICLE 28

                                   MISCELLANEOUS

          28.1 LANDLORD'S RIGHT TO INSPECT. Upon Landlord giving Tenant reasonable advance notice, Tenant shall permit Landlord and its authorized representatives to inspect the Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Property, or imposed by law or applicable regulations. Landlord shall indemnify Tenant for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tenant by reason of Landlord's inspection pursuant to this Section 28.1.

          28.2 LANDLORD'S GOLFING PRIVILEGES. The members of Landlord's or Landlord's Affiliates senior executive staff (not to exceed a total of seven (7) persons) and their guests (if accompanied by same) shall have the right, upon reasonable notice to Tenant, to play an 18-hole round of golf and utilize the clubhouse and other Improvements located on the Property free of charge on any day on which the Property is open for golf to the general public or the membership, as applicable.

          28.3 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any material term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant, unless such



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failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30)-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

          28.4 COMPETITION BETWEEN LANDLORD AND TENANT. Landlord and Tenant agree that neither party shall be restricted as to other relationships and competition. Affiliates of Tenant shall be allowed to own, lease and/or manage other golf courses that are not affiliated with Landlord, provided that such other ownership, leasing or management arrangements are disclosed to Landlord in writing. Landlord may acquire or own golf courses that may be geographically proximate to one or more golf courses that Tenant or Affiliates of Tenant may own, manage or lease.

          28.5 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          28.6 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual rights, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

          28.7 ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

          28.8 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate


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created hereby or any interest in this Lease or such leasehold estate and
(b) the fee estate in the Property.

          28.9 QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or any Landlord's Encumbrances.

          28.10 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as set forth below:

If to Landlord:  Golf Trust of America, L.P.
                    14 North Adger's Wharf
                    Charleston, South Carolina    29401
                    Attention:  W. Bradley Blair, II
                                Scott D. Peters

If to Tenant:    EGSB, LLC
                    c/o Environmental Industries
                    24121 Ventura Boulevard
                    Calabasas, California 91302
                    Attention: Michael Dingman

          and:   SBCR GOLF, LLC
                    c/o River Bank America
                    645 Fifth Avenue, 8th Floor
                    New York, New York  10022
                    Attention: Ilyne Mendelson, Esq.

With a copy to:  Paul, Hastings, Janofsky and Walker
                    555 South Flower Street
                    23rd Floor
                    Los Angeles, California 90071
                    Attention: M. Guy Maisnik, Esq.

          28.11 SURVIVAL OF CLAIMS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination.

          28.12 INVALIDITY OF TERMS OR PROVISIONS. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.


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

          28.13 PROHIBITION AGAINST USURY. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

          28.14 AMENDMENTS TO LEASE. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant.

          28.15 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto. All permitted assignees or sublessees shall be subject to the terms and provisions of this Lease.

          28.16 TITLES. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          28.17 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State (but not including its conflict of laws rules).

          28.18 MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form and substance satisfactory to Landlord and suitable for recording under the State, in which reference to this Lease, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

          28.19 ATTORNEYS' FEES. In the event of any dispute between the parties hereto involving the covenants or conditions contained in this Lease or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

          28.20 NO THIRD PARTY BENEFICIARIES. Nothing in this Lease, express or implied, is intended to confer any rights or remedies under or by reason of this Lease on any Person other than the parties to this Lease and their respective permitted successors and assigns, nor is anything in this Lease intended to relieve or discharge any obligation of any third Person to any party hereto or give any third Person any right of subrogation or action against any party to this Lease.

          28.21 NON-RECOURSE AS TO LANDLORD. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Property and not against any


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other assets, properties or funds of (a) Landlord, (b) any director, officer, general partner, limited partner, employee or agent of Landlord, or any general partner of Landlord, any of their respective general partners or stockholders (or any legal representative, heir, estate, successor or assign of any thereof),
(c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of their respective general partners, either directly or through either Landlord or their respective general partners or any predecessor or successor partnership or corporation or their stockholders, officers, directors, employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          28.22 NO RELATIONSHIP. Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Property or any of the Other Leased Properties or otherwise in the conduct of their respective businesses.

          28.23 RELETTING. If Tenant does not exercise its option to extend or further extend the Term under Section 3.2 or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect to advertise the availability of the Property for sale or reletting and to show the Property to prospective purchasers or tenants or their agents at such reasonable times as Landlord may elect.

          28.24 CONSENT/DUTY TO ACT REASONABLY. Whenever the consent of Landlord or Tenant is required under the Lease, such consent shall not be unreasonably withheld or delayed, unless another standard is specifically stated otherwise herein. Except as otherwise provided, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, or make an allocation or other determination, Landlord and Tenant shall reasonably act in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under the Lease.




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LANDLORD:        SANDPIPER-GOLF TRUST, LLC,
                    a Delaware limited liability company

                         By: GOLF TRUST OF AMERICA, L.P.,
                             a Delaware limited partnership

                             By:   GTA GP, Inc., a Maryland
                                   corporation
                                   Its:  General Partner


                                By: /s/ W. Bradley Blair, II
                                    ---------------------------------
                                      W. Bradley Blair, II
                                      President and CEO


TENANT:             SANDPIPER AT SBCR, LLC,
                    a Delaware limited liability company


                    By:  SBCR GOLF, LLC
                         a Delaware limited liability company

                         By: Prescott Management Corp.,
                             a Delaware corporation, its
                             authorized signatory


                             By: /s/ Stephen Mann
                                 -----------------------------------
                                  Stephen Mann
                                  President


                    By:  EGSB, LLC
                         a Delaware limited liability company


                         By: /s/ Michael L. Dingman
                             -----------------------------------
                              Michael L. Dingman
                              Its Authorized Signatory



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